UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

NexPoint Diversified Real Estate Trust

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

300 Crescent Court
Suite 700
Dallas, Texas 75201

April         , 2023

Dear NXDT Shareholder:

You are cordially invited to attend the annual meeting of shareholders of NexPoint Diversified Real Estate Trust. The meeting will be held on Tuesday, June 13, 2023, beginning at 10:30 a.m. Central Time. The annual meeting will be held exclusively through a virtual format. You will not be able to attend the annual meeting in person.

If your shares are held by a financial intermediary (such as a broker-dealer), and you want to participate in, but not vote at, the annual meeting, please email AST Fund Solutions, LLC (“AST”) at attendameeting@astfinancial.com, with “NXDT Meeting” in the subject line and provide your full name, address and proof of ownership as of April 3, 2023 from your financial intermediary. AST will then email you the annual meeting registration link. Please be aware if your shares are held through a financial intermediary, and you wish to vote at the annual meeting, you must first obtain a legal proxy from your financial intermediary. You may forward an email from your financial intermediary containing the legal proxy or attach an image of the legal proxy via email to AST at attendameeting@astfinancial.com and put “NXDT Legal Proxy” in the subject line. AST will then email you the registration link along with a proxy voting control number.

If you are a shareholder of record and wish to attend and vote at the meeting, please send an email to AST at attendameeting@astfinancial.com with “NXDT Meeting” in the subject line and provide your name and address in the body of the email. AST will then email you the registration link for the annual meeting. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

Requests to attend the annual meeting must be received by AST no later than 2:00 p.m. Central Time on June 12, 2023. On the date of the annual meeting, shareholders are encouraged to log on 15 minutes before the meeting start time. Please contact AST at (866) 530-8636 with any questions regarding accessing the annual meeting.

Information about the meeting, nominees for the election of trustees and the other matters to be voted on at the meeting is presented in the following notice of annual meeting and proxy statement. We hope that you will plan to virtually attend the annual meeting.

It is important that your shares be represented. Whether or not you plan to virtually attend the meeting, please vote using the internet or telephone procedures described on the proxy card or sign, date and promptly mail a proxy card in the provided pre-addressed, postage-paid envelope. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

Sincerely,

James Dondero
President and Chairman

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 13, 2023

The 2023 Annual Meeting of Shareholders of NexPoint Diversified Real Estate Trust, a Delaware statutory trust (the “Company”), will be held virtually, on Tuesday, June 13, 2023, at 10:30 a.m. Central Time, for the following purposes:

1.	to elect seven trustees to serve until the 2024 annual meeting of shareholders;

2.

to approve the issuance of shares to the Company’s adviser as payment of fees under the Advisory Agreement which may exceed five percent of the common equity or the voting power of the Company prior to such issuance;

3.	to approve, on an advisory basis, the compensation of our named executive officers;

4.	to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers;

5.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2023; and

6.	to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Information concerning the matters to be voted upon at the meeting is set forth in the accompanying proxy statement. We have also provided you or made available to you the Company’s 2022 annual report. Holders of record of the Company’s transferable units of beneficial interest, par value $0.001 per share, and 5.50% Series A Cumulative Preferred Shares, par value $0.001 per share, liquidation preference $25.00 per share, as of the close of business on April 3, 2023 are entitled to notice of, and to vote at, the meeting.

While you will not be able to attend the annual meeting in person, we have structured our virtual annual meeting to provide shareholders with the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. To promote fairness and efficient conduct of the meeting, we will respond to no more than two questions from any single shareholder.

If your shares in the Company are held by a financial intermediary (such as a broker-dealer), and you want to participate in, but not vote at, the annual meeting, please email AST Fund Solutions, LLC (“AST”) at attendameeting@astfinancial.com with “NXDT Meeting” in the subject line and provide your full name, address and proof of ownership as of April 3, 2023 from your financial intermediary. AST will then email you the registration link. Please be aware if your shares are held through a financial intermediary, and you wish to vote at the annual meeting, you must first obtain a legal proxy from your financial intermediary. You may forward an email from your financial intermediary containing the legal proxy or attach an image of the legal proxy via email to AST at attendameeting@astfinancial.com and put “NXDT Legal Proxy” in the subject line. AST will then email you the registration link along with the proxy voting control number.

If you are a shareholder of record of the Company and wish to attend and vote at the annual meeting, please send an email to AST at attendameeting@astfinancial.com with “NXDT Meeting” in the subject line and provide your name and address in the body of the email. AST will then email you the registration link for the annual meeting. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

Requests to attend the annual meeting must be received by AST no later than 2:00 p.m. Central Time on Monday, June 12, 2023. On the date of the annual meeting, shareholders are encouraged to log on 15 minutes before the meeting start time. Please contact AST at (866) 530-8636 with any questions regarding accessing the annual meeting.

Your vote is very important. Whether or not you plan to virtually attend at the annual meeting, please vote using the internet or telephone procedures described on the proxy card or sign, date and promptly mail a proxy card in the provided pre-addressed, postage paid envelope. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

By Order of the Board of Trustees,

Brian Mitts
Chief Financial Officer, Executive VP–Finance,
Treasurer and Assistant Secretary
April , 2023
Dallas, Texas

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 13, 2023.

The Company’s Notice of Annual Meeting, Proxy Statement and 2022 Annual Report to Shareholders are

available on the internet at www.proxyonline.com.

TABLE OF CONTENTS

Page

PROPOSAL 1 ‒ ELECTION OF TRUSTEES	4
PROPOSAL 2 APPROVAL OF THE POTENTIAL ISSUANCE OF SHARES OF THE COMPANY’S COMMON SHARES TO THE ADVISER PURSUANT TO THE ADVISORY AGREEMENT	7
PROPOSAL 3 ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	8
PROPOSAL 4 ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	9
PROPOSAL 5 RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023	10
THE BOARD, ITS COMMITTEES AND ITS COMPENSATION	12
EXECUTIVE OFFICERS	21
EXECUTIVE COMPENSATION	22
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	27
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES	33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT	41
AUDIT COMMITTEE REPORT	43
SHAREHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS	44
MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS	44
OTHER MATTERS	44

i

NexPoint Diversified Real Estate Trust

300 Crescent Court, Suite 700

Dallas, Texas 75201

PROXY STATEMENT

This proxy statement provides information in connection with the solicitation of proxies by the board of trustees (the “Board”) of NexPoint Diversified Real Estate Trust, a Delaware Statutory Trust (the “Company,” “we,” “us” or “our”), for use at the Company’s 2023 annual meeting of shareholders or any postponement or adjournment thereof (the “Annual Meeting”). This proxy statement also provides information you will need in order to consider and act upon the matters specified in the accompanying notice of annual meeting. This proxy statement and proxy card are being mailed to shareholders on or about                  , 2023.

Record holders of the Company’s transferable units of beneficial interest, par value $0.001 per share (“Common Shares”), and 5.50% Series A Cumulative Preferred Shares, par value $0.001 per share, liquidation preference $25.00 per share (“Preferred Shares” and, together with the Common Shares, the “Shares”), as of the close of business on April 3, 2023 are entitled to vote at the Annual Meeting. Shareholders of the Company are entitled to one vote for each Common Share and each Preferred Share held. Holders of both the Common Shares and the Preferred Shares, voting as a single class, are entitled to vote on the proposals detailed herein. As of April 3, 2022, there were 37,171,807 Common Shares and 3,359,593 Preferred Shares issued and outstanding.

You cannot vote your shares unless you virtually attend the Annual Meeting or you have previously given your proxy. You can vote by proxy in one of three convenient ways:

●	by internet: visit the website shown on your proxy card and follow the instructions;

●	by telephone: dial the toll-free number shown on your proxy card and follow the instructions; or

●	in writing: sign, date and return a proxy card in the provided pre-addressed, postage paid envelope.

You may revoke your proxy at any time prior to the vote at the Annual Meeting by:

●	delivering a written notice revoking your proxy to the Company’s Secretary at the address above;

●	delivering a new proxy bearing a date after the date of the proxy being revoked; or

●	virtually attending the Annual Meeting and entering the control number found on your proxy card.

Unless revoked as described above, all properly executed proxies will be voted at the Annual Meeting in accordance with your directions on the proxy. If you hold your shares through a broker, bank, trust or other nominee, please refer to the information forwarded by your broker, bank, trust or other nominee for procedures on revoking your proxy. If a properly executed proxy gives no specific instructions, the Shares represented by your proxy will be voted:

●	FOR the election of the seven nominees to serve as trustees until the 2024 annual meeting of shareholders;

●

FOR the issuance of the Company’s Common Shares to the Company’s adviser as payment of fees under the Advisory Agreement which may exceed five percent of the common equity or the voting power of the Company prior to such issuance;

●	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

●	FOR the approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers;

●	FOR the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2023; and

●	at the discretion of the proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

If you own Shares held in “street name” and you do not instruct your broker how to vote your shares using the instructions your broker provides you, your shares will be voted in the ratification of the appointment of KPMG as our independent registered public accounting firm for 2023, but not for any other proposal. To be sure your shares are voted in the manner you desire, you should instruct your broker on how to vote your shares.

Holders of a majority of the outstanding Shares of the Company entitled to vote must be present, either in person (virtually) or by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present at the Annual Meeting.

The following table sets forth the voting requirements, whether broker discretionary voting is allowed and the treatment of abstentions and broker non-votes for each of the matters to be voted on at the Annual Meeting.

Proposal		Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
No. 1	Election of Trustees	Plurality (that is, the largest number) of Shares present or represented by proxy (1)	No	Abstentions and broker non-votes will have no effect

No. 2	Approval of The Potential Issuance of the Company’s Common Shares to the Adviser Pursuant to the Advisory Agreement	Affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the matter	No	Abstentions will have the effect of a vote against the proposal, and broker non-votes are not considered entitled to vote on the matter and will have no effect

No. 3	Advisory Vote to Approve the Compensation of Our Named Executive Officers	Affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the matter	No	Abstentions will have the effect of a vote against the proposal, and broker non-votes are not considered entitled to vote on the matter and will have no effect

No. 4	Advisory Vote to Approve the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers	Affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the matter(2)	No	Abstentions will have no effect, and broker non-votes are not considered to vote on the matter and will have no effect

No. 5	Ratification of the Appointment of KPMG	Affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the matter	Yes	Abstentions will have the effect of a vote against the proposal

(1) Shareholders may vote “FOR” or “WITHHOLD” in the election of trustees. Because trustees need only be elected by a plurality of the vote, in an uncontested election withhold votes will not affect whether any particular nominee has received sufficient votes to be elected.

(2) If no frequency receives this vote, then we will consider the option that receives the highest number of votes cast to be the frequency recommended by shareholders.

Attendance at the Annual Meeting will be limited to shareholders of record and beneficial owners who provide proof of beneficial ownership as of the record date in the manner described in the accompanying notice of annual meeting.

While you will not be able to attend the Annual Meeting in person, we have structured our virtual Annual Meeting to provide shareholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. To promote fairness and efficient conduct of the meeting, we will respond to no more than two questions from any single shareholder.

The Company pays the costs of soliciting proxies. We have engaged American Stock Transfer & Trust Company, LLC (our “Proxy Solicitor”) to serve as our proxy solicitor for the Annual Meeting at a base fee of $3,500 plus reimbursement of reasonable expenses. Our Proxy Solicitor will provide advice relating to the content of solicitation materials, solicit banks, brokers, institutional investors and hedge funds to determine voting instructions, monitor voting and deliver executed proxies to our voting tabulator. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies. The Company may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of Shares an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person.

The Annual Meeting will be held exclusively through a virtual format. Please see the other information herein, including the accompanying notice of annual meeting, about how to access the Annual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

PROPOSAL 1 ‒
ELECTION OF TRUSTEES

At the Annual Meeting, seven trustees will be elected to serve one-year terms expiring at our annual shareholders meeting in 2024 and until their respective successors are duly elected and qualified. This section contains information relating to the seven trustee nominees. The trustee nominees were selected by our nominating and corporate governance committee and approved by the Board for submission to the shareholders. The nominees for election are Messrs. Dondero, Mitts, Constantino, and Kavanaugh, Dr. Laffer, Dr. Swain and Ms. Wood. All currently serve as trustees.

The Board unanimously recommends a vote FOR the election of each of the nominees.

Nominees to be elected for terms expiring at the Annual Meeting in 2024

James Dondero, age 60, has served as our President since 2015 and as chairman of our Board since July 2022. Mr. Dondero has also served as President and chairman of the board of directors of NexPoint Real Estate Finance, Inc. (“NREF”), a publicly traded mortgage real estate investment trust (a “REIT”), since February 2020, NexPoint Residential Trust, Inc. (“NXRT”), a publicly traded multifamily REIT since May 2015, and as chairman of the board of directors of VineBrook Homes Trust Inc. (“VineBrook”), a single-family rental (“SFR”) REIT, since August 2022. Additionally, Mr. Dondero was President and a member of the board of directors of VineBrook from February 2019 to August 2021. Mr. Dondero is also: founder and president of NexPoint Advisors, L.P. (our “Sponsor” or “NexPoint”), an investment advisor registered with the Securities and Exchange Commission (the “SEC”); and chairman of NexBank. Mr. Dondero co-founded Highland Capital Management, L.P. (“Highland”), in 1993 with Mark Okada and served as President from 2004 to 2020. Mr. Dondero has over 30 years of experience investing in credit and equity markets and has helped pioneer credit asset classes. Mr. Dondero has also served as the Chief Executive Officer of NexPoint Hospitality Trust, Inc. (“NHT”), a publicly traded hospitality REIT listed on the TSX Venture Exchange, since December 2019. Mr. Dondero also served as a director of Jernigan Capital, Inc., a self-storage lending REIT, from August 2016 to November 2020. Mr. Dondero currently serves on the boards of directors of Cornerstone Healthcare Group and SeaOne Holdings, LLC. He also serves as President of NexPoint Capital, Inc. (“NexPoint Capital”), and NexPoint Real Estate Strategies Fund (“NRESF”), which are affiliates of NexPoint Real Estate Advisors X, L.P. (our “Adviser”). In addition, he has served as a member of the board of directors of NexPoint Homes Trust, Inc. (“NXHT”), an SFR REIT, since June 2022. On October 16, 2019, Highland filed for Chapter 11 bankruptcy protection with the United States Bankruptcy Court for the District of Delaware. Mr. Dondero was selected to serve on our Board because of his prior service as a director and his experience as an executive officer.

Brian Mitts, age 52, has served as a member of our Board and as our Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary since July 2022. Mr. Mitts is also a member of the investment committee of our Sponsor. Mr. Mitts co-founded NexPoint Real Estate Advisors, L.P. (“NREA”), which is the parent of our Adviser, as well as NXRT, NREF and other real estate businesses with Mr. McGraner and Mr. Dondero. Currently, Mr. Mitts leads our financial reporting and accounting teams and is integral in financing and capital allocation decisions. Prior to co-founding NREA, NXRT and NREF, Mr. Mitts was Chief Operations Officer of Highland Funds Asset Manager, L.P., the external advisor of open-end and closed-end funds where he managed the operations of these funds and helped develop new products. Mr. Mitts was also a co-founder of our Sponsor. He has worked for NREA or its affiliates since 2007. Mr. Mitts has also served as a director of NXRT since September 2014 and as the Chief Financial Officer, Executive Vice President-Finance and Treasurer of NXRT since March 2015. In February 2019, Mr. Mitts was also appointed Secretary of NXRT. From September 2014 to March 2015, Mr. Mitts served as President and Treasurer of NXRT. Mr. Mitts has also served as the Chief Financial Officer, Executive VP-Finance, Treasurer and Corporate Secretary of NHT since December 2018. In addition, he has served as a director of VineBrook since July 2018, as Chief Financial Officer, Treasurer and Assistant Secretary of VineBrook since November 2018 and as President since February 2023, and from September 2021 to February 2023, Mr. Mitts served as Interim President of VineBrook. From July 2018 to October 2018, Mr. Mitts served as President and Treasurer of VineBrook. Additionally, Mr. Mitts has served as a member of the board of directors and as the Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer of NREF since June 2019. Since November 2020, Mr. Mitts has also served as Chief Financial Officer, Secretary and Treasurer of NexPoint Storage Partners, Inc. (“NSP”), a self-storage REIT, and as a member of the board of directors of NSP since March 2023. In addition, Mr. Mitts has also served as President and Treasurer of NXHT since February 2022 and additionally as Chief Executive Officer, Chief Financial Officer, and Assistant Secretary and as a member of the board of directors of NXHT since June 2022. Mr. Mitts was selected to serve on our Board because of his prior service as a director and his experience as an executive officer.

Edward Constantino, age 76, has served as a member of our Board since March 2022. Mr. Constantino has also served as a member of the board of directors of NXRT since March 2015, as a member of the board of directors of VineBrook since February 2019 and as a member of the board of directors of NREF since February 2020. He has also served as a member of the board of directors of NXHT since June 2022. Mr. Constantino has over 40 years of audit, advisory and tax experience working for two major accounting firms, Arthur Andersen LLP and KPMG. Mr. Constantino retired from KPMG in late 2009, where he was an audit partner in charge of the firm’s real estate and asset management businesses. Mr. Constantino is, and since 2010 has been, a member of the board of directors of Patriot National Bancorp, Inc. Mr. Constantino has also served as a consultant for the law firm Skadden, Arps, Slate, Meagher & Flom LLP. He is a licensed CPA, a member of the American Institute of Certified Public Accountants and a member of the New York State Society of Public Accountants. He is currently a member of the board of trustees and part of the Finance and Investment Committee at St. Francis College in Brooklyn Heights, New York. He is also a board member and audit committee chair of ARC Trust, Inc. and ARC Trust III, Inc. Mr. Constantino was selected to serve on our Board because of his extensive accounting experience, particularly in the real estate field.

Scott Kavanaugh, age 62, has served as a member of the Board since July 2022. Mr. Kavanaugh has also served as a member of the board of directors of NXRT since March 2015, as a member of the board of directors of VineBrook since December 2018, and as a member of the board of directors of NREF since February 2020. He has also served as a member of the board of directors of NXHT since June 2022. Mr. Kavanaugh is, and since December 2009 has been the CEO of First Foundation Inc. (“FFI”), a financial services company. From June 2007 until December 2009, he served as President and Chief Operating Officer of FFI. Mr. Kavanaugh has been the Vice-Chairman of FFI since June 2007. He also is, and since September 2007 has been, the Chairman and CEO of FFI’s wholly owned banking subsidiary, First Foundation Bank. Mr. Kavanaugh was a founding stockholder and served as an Executive Vice President and Chief Administrative Officer and a member of the board of directors of Commercial Capital Bancorp, Inc., the parent holding company of Commercial Capital Bank, from 1999 until 2003. From 1998 until 2003, Mr. Kavanaugh served as the Executive Vice President and Chief Operating Officer and a director of Commercial Capital Mortgage. From 1993 to 1998, Mr. Kavanaugh was a partner and head of trading for fixed income and equity securities at Great Pacific Securities, Inc., a west coast-based regional securities firm. Mr. Kavanaugh is, and since 2009 has been, a member of the board of directors of Colorado Federal Savings Bank and its parent holding company, Silver Queen Financial Services, Inc. Mr. Kavanaugh was selected to serve on the Board because of his expertise in investment management and his experience as both an executive officer and a director of multiple companies.

Dr. Arthur Laffer, age 82, has served as a member of the Board since July 2022. Dr. Laffer has also served as a member of the board of directors of NXRT since May 2015, as a member of the board of directors of VineBrook since December 2018, and as a member of the board of directors of NREF since February 2020. He has also served as a member of the board of directors of NXHT since June 2022. Dr. Laffer is the founder and chairman of Laffer Associates, an economic research and consulting firm and served as the chairman and director of Laffer Investments, a registered investment advisor, from 1999 to 2019. Dr. Laffer served as a director of GEE Group, Inc., a provider of specialized staffing solutions, from 2014 to 2020. Dr. Laffer also served as a director of EVO Transportation and Energy Services, Inc. from 2018 to 2019. A former member of President Reagan’s Economic Policy Advisory Board during the 1980s, Dr. Laffer’s economic acumen and influence have earned him the distinction in many publications as the Father of Supply-Side Economics. He has served on several boards of directors of public and private companies, including staffing company MPS Group, Inc., which was sold to Adecco Group for $1.3 billion in 2009. Dr. Laffer has served as a director of VerifyMe, Inc. since 2019. Dr. Laffer was previously a consultant to Secretary of the Treasury William Simon, Secretary of Defense Donald Rumsfeld and Secretary of the Treasury George Shultz. In the early 1970s, Dr. Laffer was the first to hold the title of Chief Economist at the Office of Management and Budget under Dr. Shultz. Additionally, Dr. Laffer was formerly the Distinguished University Professor at Pepperdine University and a member of the Pepperdine University board of directors. He also served as Charles B. Thornton Professor of Business Economics at the University of Southern California and as Associate Professor of Business Economics at the University of Chicago. Dr. Laffer was selected to serve on the Board because of his expertise in economics and his experience as a director of multiple companies.

Carol Swain, age 69, has served as a member of the Board since August 2022. In addition, she has served as a member of the board of directors of NXRT, as a member of the board of directors of VineBrook and as a member of the board of directors of NREF since August 2022. She has also served as a member of the board of directors of NXHT since August 2022. Dr. Swain is an author, speaker, political commentator and entrepreneur. She founded Unity Training Solutions LLC in November 2020 and founded Carol Swain Enterprises, LLC in October 2014. Dr. Swain previously was a professor at Vanderbilt University from August 1999 to 2017. Dr. Swain received her Bachelor of Arts from Roanoke College, a master’s degree in political science from Virginia Tech, a Ph.D. in political science from the University of North Carolina at Chapel Hill and a Master of Legal Studies from Yale Law School. Dr. Swain was selected to serve on our Board because of her political science experience which brings a fresh perspective to the Board, and her business experience.

Catherine Wood, age 67, has served as a member of the Board since August 2022. In addition, she has served as a member of the board of directors of NXRT, as a member of the board of directors of VineBrook since July 2020, and as a member of the board of directors of NXDT since July 2020. She has also served as a member of the board of directors of NXHT since June 2022. Ms. Wood is currently Chief Executive Officer, Chief Investment Officer, and a board member of ARK Investment Management LLC (“ARK”), an SEC-registered investment advisor, which she founded in January 2014. Ms. Wood is also currently Chief Executive Officer, Chief Investment Officer and a board member of ARK ETF Trust. Prior to ARK, Ms. Wood spent 12 years at AllianceBernstein as Chief Investment Officer of Global Thematic Strategies. Ms. Wood joined AllianceBernstein from Tupelo Capital Management, a hedge fund she co-founded. Prior to her tenure at Tupelo Capital Management, Ms. Wood worked for 18 years at Jennison Associates LLC as Chief Economic Officer and several other positions. Ms. Wood started her career in Los Angeles at The Capital Group as an Assistant Economist. Ms. Wood received her Bachelor of Science, summa cum laude, in Finance and Economics from the University of Southern California. Ms. Wood was selected to serve on the Board because of her experience as it relates to disruptive technologies, business models and processes, which provides an important perspective to the Board.

PROPOSAL 2
APPROVAL OF THE POTENTIAL ISSUANCE OF THE COMPANY’S COMMON SHARES TO THE ADVISER PURSUANT TO THE ADVISORY AGREEMENT

Section 312.03(b) of the New York Stock Exchange (“NYSE”) Listed Company Manual (“Rule 312”) requires shareholder approval prior to the issuance of Common Shares, or of securities convertible into or exercisable for Common Shares, in a transaction or series of related transactions, in which a director, officer or substantial security holder of the Company (each a “Related Party”) has a five percent or greater interest, directly or indirectly, in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of Common Shares, or securities convertible into Common Shares, could result in an issuance that exceeds either five percent of the number of shares of Common Shares or five percent of the voting power outstanding before the issuance.

On April 11, 2023, the Company and NexPoint Advisors X, L.P. (the “Adviser”) entered into an amendment (the “Advisory Agreement Amendment”) to the Advisory Agreement, dated July 1, 2022, by and between the Company and the Adviser (as amended, the “Advisory Agreement”). The Advisory Agreement Amendment changed the structure of the fees which the Company pays to the Adviser each month such that the monthly installment of the fees shall be paid in cash unless the Adviser elects, in its sole discretion, to receive all or a portion of the monthly installment of the fees in Common Shares, subject to certain restrictions including that in no event shall the Common Shares issued to the Adviser under the Advisory Agreement exceed five percent of the number of Common Shares or five percent of the voting power of the Company outstanding prior to the first issuance of Common Shares to the Adviser pursuant to the Advisory Agreement (the “Share Cap”) and that in no event shall the Common Shares issued to the Adviser under the Advisory Agreement exceed 6,000,000 Common Shares. Our Adviser is a Related Party under Rule 312 and as a result of his indirect beneficial ownership of our Adviser, our President and Chairman of the Board James Dondero, may be deemed to have a five percent or greater interest in the issuance of Common Shares to our Adviser under Rule 312.

We are requesting your approval to issue up to 6,000,000 Common Shares to our Adviser pursuant to the Advisory Agreement, which may exceed five percent of our Common Shares outstanding prior to the first such issuance. The issuance may or may not occur, and may occur in current and future periods.

If we receive shareholder approval, the restriction that no more than 6,000,000 Common Shares shall be issued to the Adviser under the Advisory Agreement will remain in place and the Share Cap will no longer be of any effect. If we do not receive shareholder approval, the Share Cap will remain in place. The Advisory Agreement Amendment became effective on April 11, 2023, and we are not seeking shareholder approval of the Advisory Agreement Amendment.

Interest of Certain Persons in Matters to be Acted Upon

As noted above, our President and Chairman of the Board has an interest in this Proposal 2, as, due to his indirect ownership of the Adviser, he may be deemed to have a five percent or greater interest in the Common Shares issued to our Adviser under Rule 312. In addition, certain members of the Board and executive officers that are employed by our Adviser have an interest in this Proposal 2.

The Board unanimously recommends a vote FOR the approval of the potential issuance of Common Shares to the Adviser pursuant to the Advisory Agreement.

PROPOSAL 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are submitting the compensation of our named executive officers, as disclosed in this proxy statement, to our shareholders for an advisory vote.

As described below under the heading “Executive Compensation,” we are externally managed by our Adviser through the Advisory Agreement by and among the Company and our Adviser. Our Adviser conducts substantially all of our operations and provides asset management services for our real estate investments. Our named executive officers for fiscal year 2022 currently serve as officers of our Adviser and we have no employees as of April 3, 2023. Because our Advisory Agreement provides that our Adviser is responsible for managing our affairs, our named executive officers for fiscal year 2022 do not currently receive any cash compensation from us or any of our subsidiaries for serving as our executive officers. Additionally, we do not have any agreements with any of our named executive officers with respect to their cash compensation and do not intend to directly pay any cash compensation to them. However, from time to time we may grant to our named executive officers and our Adviser equity-based awards pursuant to our equity incentive plans, which we believe serve to align the interests of our named executive officers and our Adviser with the interests of our shareholders.

We do not determine the cash compensation payable by the Adviser to our named executive officers. The Adviser and its affiliates determine the salaries, bonuses and other wages earned by our named executive officers from our Adviser and its affiliates. The Adviser and its affiliates also determine whether and to what extent our named executive officers will be provided with employee benefit plans.

The vote on this proposal is not intended to address any specific element of compensation. Rather, the vote relates to the overall compensation of our named executive officers, as described under the heading “Executive Compensation” in this proxy statement. We are asking our shareholders to approve the following advisory resolution at our Annual Meeting:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the overview of executive compensation, compensation tables and narrative discussion is hereby APPROVED.”

This vote is advisory and is not binding on the Company, our Board or the compensation committee. However, the compensation committee expects to consider the outcome of this advisory vote in evaluating whether any actions are appropriate with respect to our compensation programs for our executive officers.

The Board unanimously recommends a vote FOR the approval of the compensation of our named executive officers.

PROPOSAL 4
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are submitting the frequency of advisory votes on the compensation of our named executive officers to an advisory vote of our shareholders. In voting on this proposal, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one year, every two years or every three years. Shareholders also may, if they wish, abstain from voting on this proposal.

Our Board has determined that an advisory vote each year on executive compensation is the most appropriate approach for the Company and its shareholders. In making its recommendation, our Board considered that an annual advisory vote on executive compensation allows our shareholders to provide us with timely and direct input on our compensation policies, programs and practices.

Our Board recommends that you vote for an annual advisory vote on executive compensation. This vote is advisory and is not binding on the Company or our Board. However, our Board intends to evaluate the voting results on this proposal in determining how frequently the Company will submit advisory votes on executive compensation to our shareholders.

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining). Shareholders are not voting to approve or disapprove the recommendation of the Board.

The Board unanimously recommends that you vote for a frequency of “1 YEAR.”

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF

KPMG LLP AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

The audit committee has appointed KPMG as the Company’s independent registered public accounting firm for 2023. The Board is asking shareholders to ratify this appointment. SEC regulations and the NYSE listing requirements require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the audit committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to shareholders. Accordingly, the Board considers a proposal for shareholders to ratify this appointment to be an opportunity for shareholders to provide input to the audit committee and the Board on a key corporate governance issue.

Representatives of KPMG are expected to virtually attend the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to appropriate questions.

Selection. KPMG served as the Company’s independent registered public accounting firm for 2022 and has been selected by the audit committee to serve as the Company’s independent registered public accounting firm for 2023.

Audit and Non-Audit Fees. The following table presents fees for audit services rendered by KPMG and by the Company’s previous auditor, Cohen & Company, Ltd. ("Cohen") for the audit of the Company’s annual financial statements for 2022 and 2021, respectively, and fees billed for other services rendered by KPMG and Cohen, respectively.

	DECEMBER 31, 2022	DECEMBER 31, 2021
Audit Fees(1)	$1,065,000	$155,000
Audit-Related Fees	-	-
Tax Fees (2)	$239,640	$19,000
All Other Fees	-	-
Total	$1,304,640	$174,000

(1)

Includes fees for audits of our annual financial statements, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including comfort letters and consents issued in connection with SEC filings and reviews of documents filed with the SEC.

(2)	Includes fees billed for professional services rendered for tax compliance, tax advice and tax planning.

Pursuant to the charter of the audit committee, the audit committee is responsible for the oversight of our accounting, reporting and financial practices. The audit committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors.

The audit committee has adopted a policy to pre-approve all audit and permitted non-audit services provided by our principal independent accountants. All audit and non-audit services for 2022 were pre-approved by the audit committee.

Effective on July 1, 2022, the audit committee of our Board approved the engagement of KPMG as our independent registered public accounting firm for our fiscal year 2022.

During the fiscal year ended December 31, 2021, and the subsequent interim period through July 1, 2022, we did not, nor did anyone on our behalf consult with KPMG with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us that KPMG concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (b) any matter that was either the subject of disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Act of 1933 (the “Securities Act”), and the related instructions, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

The reports of Cohen on our financial statements for the year ended December 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. For the fiscal year ended December 31, 2021 and the subsequent interim period through July 1, 2022, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between us and Cohen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Cohen, would have caused Cohen to make reference to the subject matter of the disagreement in their report. During the fiscal year ended December 31, 2021 and the subsequent interim period through July 1, 2022, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

We provided Cohen with a copy of the disclosures contained in Item 4.01 in our Current Report on Form 8-K filed with the SEC on July 1, 2022, and requested that Cohen furnish us with a letter addressed to the SEC stating whether it agrees with the statements contained therein. A copy of Cohen’s letter, dated July 1, 2022, is filed as Exhibit 16.1 to such Current Report on Form 8-K.

The Board unanimously recommends a vote FOR the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for 2023.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

Board of Trustees

On July 1, 2022 (the “Deregistration Date”), the SEC issued an order pursuant to Section 8(f) of the Investment Company Act of 1940 (the “1940 Act”) declaring that the Company has ceased to be an investment company under the 1940 Act (the “Deregistration Order”). The issuance of the Deregistration Order enables us to proceed with the full implementation of our new business mandate to operate as a diversified real estate investment trust that focuses primarily on investing in various commercial real estate property types and across the capital structure, including but not limited to: equity, mortgage debt, mezzanine debt and preferred equity. After the receipt of the Deregistration Order, the Company made certain changes to the makeup of its Board and executive officers.

For the fiscal year ended December 31, 2022, the Board oversaw the management and operations of the Company. Prior to the Deregistration Date, like most registered investment companies, the day-to-day management and operation of the Company was performed by various service providers to the Company, such as the Company’s former investment adviser, and the distributor, administrator, custodian, and transfer agent. The Board appointed senior employees of certain of these service providers as officers of the Company, with the responsibility to monitor and report to the Board on the Company’s operations. The Board received regular reports from these officers and service providers regarding the Company’s operations.

Trustee Compensation in 2022

As described above under “The Board, Its Committees and Its Compensation – Role of our Board and Executive Officers,” prior to the Deregistration Date in 2022, the Company was an investment company registered under the 1940 Act and maintained a non-management trustee compensation program (the “Prior Trustee Compensation Program”). In connection with the Deregistration Order, the Company adopted a new non-management trustee compensation program, effective July 1, 2022 (the “New Trustee Compensation Program”). Under both programs, only non-management trustees were eligible to receive compensation for their service as a trustee.

Under the Prior Trustee Compensation Program, each of the Company’s trustees who oversaw the Company and the “Fund Complex” (which includes each series of Highland Funds I, each series of Highland Funds II, Highland Income Fund, Highland Global Allocation Fund, NRESF and NexPoint Capital, Inc.) received an annual retainer of $150,000 payable in quarterly installments. The annual retainer was allocated among each portfolio in the Fund Complex based upon relative net assets. For a trustee who did not oversee all of the funds in the Fund Complex, the Company prorated the trustee’s annual retainer based on the portion of the $150,000 annual retainer allocable to the funds overseen by such trustee. The Chairman of the Board and the Chairman of the Audit and Qualified Legal Compliance Committee (“Audit Committee”) each received an additional payment of $10,000 payable in quarterly installments and allocable among each portfolio in the Fund Complex based on relative net assets. Other than the annual retainer and chair fees, the trustees were not entitled to any additional compensation in connection with service on committees or for attending Board or committee meetings.

Under the New Trustee Compensation Program, the Company provides the following compensation:

●	each non-management trustee receives an annual trustee’s fee payable in cash equal to $20,000;

●	the chair of our Audit Committee receives an additional annual fee payable in cash equal to $15,000;

●	the chair of our Compensation Committee receives an additional annual fee payable in cash equal to $7,500;

●	the chair of our Nominating and Corporate Governance Committee receives an additional annual fee payable in cash equal to $7,500; and

●	the lead independent trustee receives an additional annual fee payable in cash equal to $10,000.

With the adoption by our shareholders of the Company’s 2023 Long Term Equity Incentive Plan (the “2023 Plan”) at a special meeting of the Company’s shareholders on January 30, 2023, we expect that under the New Trustee Compensation Plan our trustees will also receive an annual grant of equity securities under the 2023 Plan.

Under both programs, trustees may be reimbursed for eligible expenses relating to attendance at meetings and are otherwise ineligible for any other employee benefit plan or program.

Director Compensation Table

The following table sets forth the compensation paid to or accrued by our non-management trustees under the Prior Trustee Compensation Program or the New Trustee Compensation Program during the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash($)(1)	Total ($)(2)
Edward Constantino	36,002	36,002
Dr. Bob Froehlich	19,934	19,934
John Honis	19,934	19,934
Ethan Powell	21,263	21,263
Bryan A. Ward	21,263	21,263
Scott Kavanaugh	18,750	18,750
Dr. Arthur Laffer	13,750	13,750
Dr. Carol Swain	8,207	8,207
Catherine Wood	8,207	8,207

(1)

Reflects the amount of annual retainer fees earned by each trustee based on the portion of the $150,000 annual retainer allocable to the trustee’s services overseeing the Company in 2022 prior to the Deregistration Date, as well as the compensation under the New Trustee Compensation Program. Messrs. Powell and Ward each received an additional chair fee of $10,000 in connection with their 2022 service as Chairman of the Board and Chairman of the Audit Committee, respectively

(2)	No trustees received any incentive awards in 2022 and no trustees held any outstanding option awards or stock awards relating to Shares of the Company as of December 31, 2022.

Mr. Mitts, who serves as a trustee and our Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary, is an executive officer who does not receive any additional compensation for services provided as a trustee. Due to the fact that Mr. Mitts is not a named executive officer, his employee compensation is omitted from the table above and the Summary Compensation Table herein.

Trustee Independence

The Board will review at least annually the independence of each trustee. During these reviews, the Board will consider transactions and relationships between each trustee (and his or her immediate family and affiliates) and the Company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the trustee is independent. This review will be based primarily on responses of the trustees to questions in a trustees’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Our Board has determined that each of Edward Constantino, Scott Kavanaugh, Dr. Arthur Laffer, Dr. Carol Swain and Catherine Wood is independent in accordance with NYSE listing standards. As required by NYSE, our independent trustees will meet in regularly scheduled executive sessions at which only independent trustees are present.

Corporate Governance

We believe that good corporate governance is important to ensure that, as a public company, we will be managed for the long-term benefit of our shareholders. We and our Board have reviewed the corporate governance policies and practices of other public companies, as well as those suggested by various authorities in corporate governance. We have also considered the provisions of the Sarbanes-Oxley Act and SEC and NYSE rules.

Based on this review, we have established and adopted charters for the audit committee, compensation committee and nominating and corporate governance committee, as well as corporate governance guidelines and a code of business conduct and ethics applicable to all of our trustees, officers and employees.

Our committee charters, code of business conduct and ethics and corporate governance guidelines are available on our website, nxdt.nexpoint.com, in the Governance section. Copies of these documents are also available upon written request to our Corporate Secretary at c/o NexPoint Diversified Real Estate Trust, 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Corporate Secretary. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website in the Governance section.

Furthermore, our insider trading policy prohibits our trustees and certain employees, including all of our executive officers, from engaging in hedging transactions with respect to our securities, including entering into options, warrants, puts, calls or similar instruments or selling our securities short.

The Board periodically reviews its corporate governance policies and practices. Based on these reviews, the Board may adopt changes to policies and practices that are in the best interest of our shareholders and as appropriate to comply with any new SEC or NYSE rules.

Board Leadership Structure and the Board’s Role in Risk Oversight

James Dondero, our President, serves as Chairman of the Board. The Board believes that combining these positions is the most effective leadership structure for the Company at this time. As President, Mr. Dondero is involved in day-to-day operations and is familiar with the opportunities and challenges that the Company faces at any given time. With this insight, he is able to assist the Board in setting strategic priorities, lead the discussion of business and strategic issues and translate Board recommendations into Company operations and policies.

The Board has appointed Scott Kavanaugh as its lead independent trustee. His key responsibilities in this role include:

●	developing agendas for, and presiding over, the executive sessions of the non-management or independent trustees;

●	reporting the results of the executive sessions to the Chairman;

●	providing feedback from executive sessions to the Chairman;

●

serving as a liaison between the independent trustees and the Chairman (provided that each trustee will also be afforded direct and complete access to the Chairman at any such time such trustee deems necessary or appropriate);

●	presiding at all meetings of the Board at which the Chairman is not present;

●	approving information sent to the Board;

●	approving agendas for Board meetings;

●	approving Board meeting schedules to ensure that there is sufficient time for discussion of all agenda items;

●	calling meetings of the independent trustees; and

●	if requested by major shareholders, ensuring that he is available for consultation and direct communication.

Risk is inherent with every business and we face a number of risks. Management is responsible for the day-to-day management of risks, while the Board, as a whole and through our audit committee, is responsible for overseeing our management and operations, including overseeing its risk assessment and risk management functions. The Board has delegated responsibility for reviewing our policies with respect to risk assessment and risk management to our audit committee through its charter. The Board has determined that this oversight responsibility can be most efficiently performed by our audit committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions and systems of internal controls over financial reporting and legal, ethical and regulatory compliance. Our Board has also delegated the oversight of risks related to environmental, social and governance matters to our nominating and corporate governance committee. Our audit and nominating and corporate governance committees regularly report to the Board with respect to its oversight of these areas.

Board Meetings

The Board held five meetings during the fiscal year ended December 31, 2022. Each trustee serving on the Board in 2022 attended at least 75% of the total number of meetings of the Board and the total number of meetings of the committees on which he or she served during the time they served on the Board. Under our corporate governance guidelines, each trustee is expected to devote the time necessary to appropriately discharge his or her responsibilities and to rigorously prepare for, attend and participate in all Board meetings and meetings of committees on which he or she serves.

Trustee Attendance at Annual Meetings of Shareholders

The Company’s trustees are encouraged to attend our annual meeting of shareholders, but we do not currently have a policy relating to trustees’ attendance at these meetings. All of the Company’s trustees at the time of the 2022 annual meeting of shareholders attended the 2022 annual meeting.

Board Committees

Our Board has an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

Our audit committee consists of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer, Dr. Swain and Ms. Wood, with Mr. Constantino serving as chair of the committee. The Board has determined that each of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer and Dr. Swain qualify as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. The Board has also determined that each of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer, Dr. Swain and Ms. Wood is “financially literate,” as that term is defined by the NYSE corporate governance listing standards and is independent as defined by NYSE rules and SEC requirements relating to the independence of audit committee members. Our Board has determined that Mr. Constantino’s, Mr. Kavanaugh’s, Dr. Laffer’s, Dr. Swain’s and Ms. Wood’s simultaneous service on the audit committees of more than three public companies would not impair his or her ability to effectively serve on our audit committee. The audit committee met five times during the fiscal year ended December 31, 2022. Our audit committee charter details the principal functions of the audit committee, including oversight related to:

●	our accounting and financial reporting processes;

●	the integrity of our consolidated financial statements;

●	our systems of disclosure controls and procedures and internal control over financial reporting;

●	our compliance with financial, legal and regulatory requirements;

●	the performance of our internal audit function; and

●	our overall risk assessment and management.

The audit committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee also prepares the audit committee report required by SEC regulations to be included in our annual proxy statement. A copy of the audit committee charter is available under the Governance section of the Company’s website at nxdt.nexpoint.com.

Compensation Committee

Our compensation committee consists of Dr. Laffer, Mr. Kavanaugh, Mr. Constantino, Dr. Swain and Ms. Wood, with Dr. Laffer serving as chair of the committee. The Board has determined that each of Dr. Laffer, Mr. Kavanaugh, Mr. Constantino, Dr. Swain and Ms. Wood is independent as defined by NYSE rules and SEC requirements relating to the independence of compensation committee members. The compensation committee did not meet during the fiscal year ended December 31, 2022. Our compensation committee charter details the principal functions of the compensation committee, including:

●	reviewing our compensation policies and plans;

●	implementing and administering a long-term incentive plan;

●	evaluating the terms of the Advisory Agreement, and the performance of the Adviser thereunder;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	producing a report on compensation to be included in our annual proxy statement, as required; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for trustees.

The compensation committee will review and approve, at least annually, corporate goals and objectives relevant to the compensation of the President and the other executive officers of the Company. The compensation committee will, either as a committee or together with other independent trustees (as directed by the Board), evaluate the performance of the President and the other executive officers in general and in light of those corporate goals and objectives and set compensation levels for the President and the other executive officers based on those evaluations and any other factors as it deems appropriate. The compensation committee will also make recommendations to the Board with respect to the approval, adoption and amendment of all cash- and equity-based incentive compensation plans in which any executive officer of the Company participates. In determining the long-term incentive component of the President’s compensation, the compensation committee will consider the Company performance and relative shareholder return, the value of similar incentive awards to the President at comparable companies and the awards given to the Company’s President in past years. In addition, in accordance with the Company’s corporate governance guidelines, the compensation committee will periodically review trustee compensation in relation to other comparable companies and in the light of such other factors as the compensation committee may deem appropriate. The compensation committee will discuss this review with the Board.

The compensation committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of our compensation and the sole authority to approve the fees and other retention terms of such compensation consultants. The committee may, in its discretion, delegate specific duties and responsibilities to a subcommittee or an individual committee member, to the extent permitted by applicable law. The committee is also able to retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. A copy of the compensation committee charter is available under the Governance section of the Company’s website at nxdt.nexpoint.com.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Kavanaugh, Mr. Constantino, Dr. Laffer, Dr. Swain and Ms. Wood, with Mr. Kavanaugh serving as chair of the committee. The Board has determined that each of Mr. Kavanaugh, Mr. Constantino, Dr. Laffer and Ms. Wood is independent as defined by NYSE rules. The nominating and corporate governance committee met one time during the fiscal year ended December 31, 2022. Our nominating and corporate governance committee charter details the principal functions of the nominating and corporate governance committee, including:

●

reviewing the characteristics of current Board members, including diversity characteristics and determining if any characteristics are lacking and using these measures in identifying and recommending to the full Board qualified candidates for election as trustees;

●	developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

●	reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

●	recommending to the Board nominees for each committee of the Board;

●	annually facilitating the assessment of the Board’s performance, as required by applicable law, regulations and the NYSE corporate governance listing standards;

●	annually reviewing and making recommendations to the Board regarding revisions to the corporate governance guidelines and the code of business conduct and ethics;

●	overseeing succession planning; and

●	overseeing the Company’s strategy, initiatives, risks, opportunities and reporting on material environmental, social and governance matters.

The nominating and corporate governance committee has the sole authority to retain and terminate any search firm to assist in the identification of trustee candidates and the sole authority to set the fees and other retention terms of such search firms. The committee is also able to retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. A copy of the nominating and corporate governance committee charter is available under the Governance section of the Company’s website at nxdt.nexpoint.com.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our trustees and executive officers, who are employees of our Adviser. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

●	compliance with laws, rules and regulations;

●	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

●	accountability for adherence to the code of business conduct and ethics.

A copy of our code of business conduct and ethics is available under the Governance section of the Company’s website at nxdt.nexpoint.com. We will also provide a copy to any person, without charge, upon written request to our Corporate Secretary at c/o NexPoint Diversified Real Estate Trust, 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Corporate Secretary. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website under the Governance section.

Qualifications for Trustee Nominees

The nominating and corporate governance committee is responsible for reviewing with the Board, at least annually, the appropriate skills and experience required for members of the Board. This assessment includes factors such as judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Board Diversity

The nominating and corporate governance committee does not have a formal policy regarding the consideration of diversity for trustee candidates. The nominating and corporate governance committee does, however, consider diversity as part of its overall selection strategy. The nominating and corporate governance committee considers diversity in its broadest sense, including diversity in professional and life experiences, education, skills, perspectives and leadership, as well as other individual qualities and attributes that contribute to Board heterogeneity, such as race, ethnicity, sexual orientation, gender and national origin. Importantly, the nominating and corporate governance committee focuses on how the experiences and skill sets of each trustee nominee complements those of fellow trustees and trustee nominees to create a balanced Board with diverse viewpoints and deep expertise. The Company believes that the inclusion of diversity as one of many factors considered in selecting trustee nominees is consistent with the Company’s goal of creating a board of trustees that best serves our needs and those of our shareholders.

Below is a summary of the experience and skills, gender, age and tenure of our trustees, and whether the trustees are racially or ethnically diverse.

	Mr. Dondero	Mr. Mitts	Mr. Constantino	Mr. Kavanaugh	Dr. Laffer	Dr. Swain	Ms. Wood
Executive Leadership	X	X	X	X	X	X	X

Real Estate/REIT Experience	X	X	X	X	X		X

Business Operations	X	X	X	X	X		X

Strategic Development/Planning	X	X	X	X	X	X	X

Corporate Governance	X	X	X	X	X		X

Financial and Accounting	X	X	X	X	X		X

Risk Management	X	X	X	X	X		X

Capital Markets/Financial Services	X	X	X	X	X		X

Technology, Information Security and Innovation	X		X	X	X		X

Cybersecurity	X		X	X	X		X

Environmental Issues, including Climate Change	X			X	X		X

Social Issues, including Diversity and Inclusion	X		X	X	X		X

Human Capital	X		X	X	X		X

	Mr. Dondero	Mr. Mitts	Mr. Constantino	Mr. Kavanaugh	Dr. Laffer	Dr. Swain	Ms. Wood
Independent

Independent			X	X	X	X	X

Diversity

Gender	M	M	M	M	M	F	F

Racially or Ethnically Diverse †	W	W	W	W	W	B	W

Age Range

59 and under		X

60-64	X			X

65-69						X	X

70 and older			X		X

Tenure on Board

0-5 years	X	X	X	X	X	X	X

6-10 years

† B = Black/African American

  W = White

The composition of our Board also reflects our commitment to diversity. We believe that multiple and varied points of view facilitate more balanced, wide-ranging discussion in the boardroom, and contribute to a more effective decision-making process.

Trustee Candidate Recommendations by Shareholders

The nominating and corporate governance committee will review and evaluate any trustee nominations submitted by shareholders, including reviewing the qualifications of, and making recommendations to the Board regarding, trustee nominations submitted by shareholders. See “Communications with the Board of Trustees” below for additional information on how to submit a trustee nomination to the Board.

Communications with the Board of Trustees

Any shareholder or other interested party who wishes to communicate directly with the Board or any of its members may do so by writing to: Board of Trustees, c/o NexPoint Diversified Real Estate Trust, 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Corporate Secretary. The mailing envelope should clearly indicate whether the communication is intended for the Board as a group, the non-management trustees or a specific trustee.

EXECUTIVE OFFICERS

The following sets forth information regarding the executive officers of the Company as of March 26, 2022:

Name	Age	Position(s)
Executive Officers
James Dondero	60	President and Trustee
Matt McGraner	39	Executive VP, Chief Investment Officer and Secretary
Brian Mitts	52	Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary and Trustee
Dennis Charles Sauter, Jr.	48	General Counsel
Matthew Goetz	37	Senior VP-Investments and Asset Management
Dustin Norris	39	Executive Vice President

Information regarding Mr. Dondero and Mr. Mitts is included above under “Proposal 2–Election of Trustees.”

Matthew Goetz has served as our Senior VP-Investments and Asset Management since August 2022. Mr. Goetz has also served as the Senior VP-Investments and Asset Management of NXRT since March 2015, and Senior VP-Investments and Asset Management of NREF since February 2020. Mr. Goetz is also a director at our Sponsor and was previously a Senior Financial Analyst at Highland from 2014 to 2017. With over ten years of real estate, private equity and equity trading experience, his primary responsibilities are to asset manage, source acquisitions, manage risk and develop potential business opportunities for our Sponsor, including fundraising, private investments and joint ventures. Before joining Highland in June 2014, Mr. Goetz was a Senior Financial Analyst in CBRE’s Debt and Structured Finance group from May 2011 to June 2014, where he underwrote over $7 billion and more than 30 million square feet of multifamily, office, and retail commercial real estate. In his time at CBRE, a commercial real estate services firm, Mr. Goetz and his team closed over $2.5 billion in debt and equity financing. Prior to joining CBRE’s Debt and Structured Finance group, he held roles as an Analyst and Senior Analyst for CBRE’s Recovery and Restructuring Services group from September 2009 to May 2011 where he assisted in the asset management and disposition of over 3,000 real estate owned assets valued at more than $750 million. He also provided commercial real estate consulting services to banks, special servicers, hedge funds and private equity groups.

Matt McGraner has served as our Executive VP, Chief Investment Officer and Secretary since July 2022. Mr. McGraner co-founded NREA as well as NXRT, NREF and other real estate businesses with Mr. Mitts and Mr. Dondero. Mr. McGraner has also served as the Executive VP and Chief Investment Officer of NXRT since March 2015, as Executive VP, Chief Investment Officer and Secretary of VineBrook since February 2019, as Executive VP and Chief Investment Officer of NREF since February 2020, as a member of the board of directors and President of NSP since November 2020, and as Chief Investment Officer and Secretary of NXHT since June 2022. From September 2014 to March 2015, Mr. McGraner served as NXRT’s Secretary, from October 2018 to February 2019, Mr. McGraner served as Chief Executive Officer, President and Secretary of VineBrook and from June 2019 to February 2020 as Secretary of NREF. Mr. McGraner has also served as Chief Investment Officer of NHT since December 2018 and as a Managing Director at our Sponsor since 2016. With over ten years of real estate, private equity and legal experience, his primary responsibilities are to lead the operations of the real estate platform at our Sponsor, as well as source and execute investments, manage risk and develop potential business opportunities, including fundraising, private investments and joint ventures. Mr. McGraner is also a licensed attorney and was formerly an associate at Jones Day from 2011 to 2013, with a practice primarily focused on private equity, real estate and mergers and acquisitions. While at Jones Day, Mr. McGraner led the acquisition and financing of over $200 million of real estate investments and advised on $16.3 billion of M&A and private equity transactions. Since 2013 through April 3, 2023, Mr. McGraner has led the acquisition and financing of over $18.4 billion of real estate investments.

Dennis Charles “D.C.” Sauter, Jr. has served as our General Counsel since July 2022. Mr. Sauter has also served as the General Counsel of NXRT and NREF since February 2020 and as General Counsel of our Sponsor since April 2021. Previously, Mr. Sauter was a partner in the real estate section of Wick Phillips Gould & Martin, LLP in Dallas, Texas from January 2014 until joining our Sponsor in February 2020, where he specialized in acquisitions, construction, financing, joint ventures and complex leasing for REITs, private developers and institutional investors. Mr. Sauter’s primary responsibility is to manage our legal matters, including corporate governance, real estate transactions and capital markets transactions. He received his Bachelor of Arts degree from the University of Texas at Austin and his Juris Doctor from Southern Methodist University Dedman School of Law. He has been a licensed attorney and member of the State Bar of Texas since 2001.

Dustin Norris has served as our Executive Vice President since April 2019. Mr. Norris previously served as our Assistant Treasurer from 2013 to 2015, and as Secretary from 2015 to 2018. Mr. Norris also serves as the President of NexPoint Securities, Inc. and head of Distribution and Chief Product Strategist at NexPoint. Mr. Norris oversees the business development, sales, and marketing efforts focused on REITs, closed-end funds, interval funds, private placements, Delaware statutory trust exchange offerings under Section 1031 of the Internal Revenue Code and open-end mutual funds. Mr. Norris oversees a team including external and internal sales, national accounts, product development and marketing/investor relations. Prior to joining NexPoint in 2010, he was employed by Deloitte & Touche LLP in the Audit and Enterprise Risk Services Group, working primarily in the financial services and energy industries. Mr. Norris received master’s and bachelor’s degrees in accounting from Brigham Young University. He is a licensed Certified Public Accountant.

EXECUTIVE COMPENSATION

Overview of Executive Compensation Program

The officers, who are employees of our Adviser, have not received, nor do we expect they will in the future receive, any cash compensation from the Company for their services. Similarly, we do not provide such officers with pension benefits, perquisites or other personal benefits. Instead, we pay our Adviser the fees described below. Our Compensation Committee does not make determinations with respect to compensation paid by our Adviser or its affiliates to such officers.

During the period prior to the Company’s receipt of the Deregistration Order, the Company was party to an investment advisory agreement (the “Former Advisory Agreement”) with an affiliate of the Adviser (the “Former Adviser”) pursuant to which the Former Adviser provided investment advisory services to the Company. The Company’s contractual advisory fee for the six-month period ended on the Deregistration Date was equal to 1.00% of the average weekly value of the Company’s managed assets (under the Former Advisory Agreement, “managed assets” was an amount equal to the total assets of the Company, including any form of leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred stock or other preference securities, (iii) the reinvestment of collateral received for securities loaned in accordance with the Fund’s investment objectives and policies and/or (iv) any other means. For the six-months ended on the Deregistration Date, we paid approximately $5.9 million in fees to our Former Adviser. For the fiscal year ended December 31, 2021, we paid approximately $11.1 million in fees to our Former Adviser.

In connection with the receipt of the Deregistration Order, the Company terminated its Former Advisory Agreement and entered into the Advisory Agreement with the Adviser, pursuant to which the Adviser manages the day-to-day operations of the Company and provides investment management services. The Company’s contractual fees for the period after receipt of the Deregistration Order is equal to 1.20% of the Company’s Managed Assets (as described below). In addition, the Company is required to reimburse the Adviser for certain expenses incurred in connection with its provision of investment management services under the Advisory Agreement. For the twelve-month period following the Company’s receipt of the Deregistration Order, all fees and reimbursed expenses (subject to certain exceptions) paid under the Advisory Agreement may not exceed 1.5% of the Company’s Managed Assets. For the six-months ended December 31, 2022, we paid approximately $5.5 million in fees to our Adviser.

Under the Advisory Agreement, “Managed Assets” means an amount equal to the total assets of the Company, including any form of leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing to purchase or develop real estate or other investments, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred shares or other preference securities, (iii) the reinvestment of collateral received for securities loaned in accordance with the Company’s investment objectives and policies and/or (iv) any other means. In the event the Company holds collateralized mortgage-backed securities (“CMBS”) where the Company holds the controlling tranche of the securitization and is required to consolidate under GAAP all assets and liabilities of a specific CMBS trust, the consolidated assets and liabilities of the consolidated trust will be netted to calculate the allowable amount to be included as Managed Assets. In addition, in the event the Company consolidates another person it does not wholly own as a result of owning a controlling interest in such person or otherwise, Managed Assets will be calculated without giving effect to such consolidation and instead such person’s assets, leverage, expenses, liabilities and obligations will, on a pro rata basis consistent with the Company’s percentage ownership, be considered those of the Company for purposes of calculation of Managed Assets. The Adviser computes Managed Assets as of the end of each fiscal quarter and then computes each installment of the fees as promptly as possible after the end of the month with respect to which such installment is payable. For more information about the Advisory Agreement, please see “Certain Relationships and Related Party Transactions—Our Advisory Agreement.”

Additionally, the Former Advisory Agreement and our Advisory Agreement do not require our named executive officer to dedicate a specific amount of time fulfilling the obligations of the Former Advisor and our Adviser to us under the Former Advisory Agreement and Advisory Agreement and do not require a specific percentage or amount of the fees paid to the Former Adviser or Adviser to be allocated to the compensation of our named executive officer. The Former Adviser and our Adviser do not compensate our named executive officer specifically for their services performed for us as they also serve as officers of other investment vehicles that are sponsored, managed or advised by affiliates of the Former Adviser and our Adviser. For these reasons, the Former Adviser and Adviser cannot identify the portion of compensation awarded to our named executive officer for services rendered solely in his capacity as an officer of the Company. Accordingly, we are unable to provide complete compensation information for our named executive officer as the total compensation of our named executive officer reflects the performance of all the investment vehicles for which he provides services. However, for context, the Former Adviser, the Adviser and/or their affiliates paid our named executive officer aggregate base salary and cash incentive bonuses totaling $0 for the year ended December 31, 2022. This represents approximately 0% of the approximately $17 million in fees paid to the Former Adviser and Adviser by us for the year ended December 31, 2022. However, if a portion of the aggregate base salary and cash incentive bonuses paid to our named executive officer is allocated to us based on the advisory fees paid to the Former Adviser and Adviser by us as a percentage of the total advisory fees earned by the Former Adviser, Adviser and their affiliates, the aggregate base salary and cash incentive bonuses allocated to us for our named executive officer is 0% of the fees paid to the Former Adviser and Adviser by us for the year ended December 31, 2022. The cash compensation paid to our named executive officer is approximately 0% fixed pay and 0% variable/incentive pay. Total compensation paid to our named executive officer in the aggregate for the year ended December 31, 2022, including fixed and variable/incentive cash compensation, as well as time-based RSUs of affiliates of the Former Adviser and Adviser that vested during the year, totaled approximately $4.6 million. This represents base salary of $0 or 0%, no cash incentive bonuses and time-based RSU compensation of $4.6 million or 100%.

However, for context, the Former Adviser, the Adviser and/or their affiliates paid our named executive officer compensation in the form of time-based RSUs of affiliates of the Former Adviser and Adviser that vested during the year totaling $4.6 million for the year ended December 31, 2022. This represents approximately 40.4% of the value of the $11.4 million in fees paid to the Former Adviser and Adviser by us for the year ended December 31, 2022. The compensation paid to our named executive officer is approximately 100% fixed pay and 0% variable/incentive pay. The Former Adviser, the Adviser and/or their affiliates did not pay our named executive officer any cash compensation for the year ended December 31, 2022. Total compensation paid to our named executive officer in the aggregate for the year ended December 31, 2022 totaled $4.6 million, comprised entirely of time based RSU compensation.

We anticipate providing equity incentive awards to our officers in the future, subject to the discretion of the Compensation Committee.

Named Executive Officers

As described above, our executive officers are employed by our Adviser or the Former Adviser and none of our executive officers are employed by the Company. For fiscal years ended December 31, 2022 and December 31, 2021, none of the Company’s executive officers received any remuneration from the Company. We have reported the Advisory fee that we pay to our Adviser under “–Overview of Executive Compensation Program” above. Since none of the Company’s executive officers received compensation in excess of $100,000, the Company’s sole named executive officer was James Dondero, who as the Company’s President served as its Principal Executive Officer.

Summary Compensation Table

No compensation was paid to, earned by or awarded to our President and sole named executive officer, Mr. Dondero, during the fiscal years ended December 31, 2022 or December 31, 2021.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by Mr. Dondero during the fiscal year ended December 31, 2022.

Pension Benefits

We do not provide any of our officers with pension benefits.

Nonqualified Deferred Compensation

We do not provide any of our officers with any nonqualified deferred compensation plans.

Potential Payments Upon Termination of Employment or Change in Control

As of December 31, 2022, there are no potential payments to Mr. Dondero in the event his employment is terminated for any reason whatsoever or the Company undergoes a change in control.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last two completed calendar years.

As described above, prior to receipt of the Deregistration Order, the Company was party to the Former Advisory Agreement and no executive officers received any compensation. Following receipt of the Deregistration Order, the Company is party to the Advisory Agreement and for the year ended December 31, 2022, no executive officers received any compensation. Instead of compensation to our executive officers, we pay our Adviser the fees described herein. Since none of the Company’s executive officers received compensation in excess of $100,000, the Company’s sole named executive officer for each of the years ended December 31, 2021 and 2022 was Mr. Dondero, who as the Company’s President served as its PEO.

Prior to receipt of the Deregistration Order, the Company was an investment company registered under the 1940 Act. As required by Item 402(v) of Regulation S-K, we have provided below information regarding our financial performance for each of the last two completed calendar years, but note that through the Deregistration Date, the Company was an investment company registered under the 1940 Act so the information regarding our financial performance may not be comparable to other companies that were operating companies not registered under the 1940 Act for the periods presented.

The compensation committee does not use the performance measures defined by the SEC for the pay versus performance table to measure performance for incentive plan purposes.

Year	Summary compensation table total for PEO	Compensation actually paid to PEO (1)	Average summary compensation table total for non-PEO named executive officers	Average compensation actually paid to non-PEO named executive officers (2)	Value of initial fixed $100 investment based on Total Shareholder Return		Net income (in thousands)
2022	-	-	-	-	$116	(3)	$47,571	(4)
2021	-	-	-	-	$135	(3)	$250,010	(4)

(1) Mr. Dondero was our PEO for both reporting years. As described elsewhere in this proxy statement, we did not pay any compensation to Mr. Dondero during either reporting year.

(2) As described elsewhere in this proxy statement, we did not pay any compensation to any executive officers during either reporting year, so the Company has no non-PEO named executive officers for both reporting years.

(3) On the Deregistration Date, the Company ceased to be an investment company registered under the 1940 Act. Since the Deregistration Date, we fully implemented the change in our business mandate that our shareholders had approved on June 19, 2020 to focus primarily on investing in various commercial real estate property types and across the capital structure, including but not limited to equity, mortgage debt, mezzanine debt and preferred equity.

(4) Represents net investment income plus net realized and unrealized gain on investments for the periods presented in which the Company was an investment company registered under the 1940 Act.

Relationship between Compensation Actually Paid and Performance Measures

The following charts set forth the relationship between the compensation actually paid to the PEO and to each of (1) net income and (2) total shareholder return for the years ended December 31, 2022 and 2021. As discussed above, the Company paid no compensation to our PEO and has no non-PEO named executive officers for fiscal years 2021 and 2022 and prior to the Deregistration Date, the Company was an investment company registered under the 1940 Act.

Comparison of Three Year CAP and GAAP Net Income (Loss)
Compensation Actually Paid ("CAP")
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
-$500,000
-$1,000,000
Net Income (in thousands)
$270,000
$250,000
$230,000
$210,000
$190,000
$170,000
$150,000
$130,000
$110,000
$90,000
$70,000
$50,000
$30,000
$10,000
-$10,000
2021
2022
PEO CAP
Other NEOs CAP (Avg)
Net Income (in thousands)

Comparison of Three Year CAP and Total Shareholder Return
Compensation Actually Paid ("CAP")
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
-$500,000
-$1,000,000
Total Shareholder Return ("TSR")
Value of Initial Fixed $100 Investment
$160
$140
$120
$100
$80
$60
$40
$20
$0
2021
2022
PEO CAP
Other NEOs CAP (Avg)
NXDT TSR

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions that occurred on or were in effect after January 1, 2021 to which we have been a party in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any of our executive officers, trustees or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

Our Adviser

The Company is externally managed by the Adviser, pursuant to the Advisory Agreement for an initial three-year term that will expire on July 1, 2025 and successive one-year terms thereafter unless earlier terminated. The Adviser manages the day-to-day operations of the Company and provides investment management services. All of the Company’s investment decisions are made by the Adviser, subject to general oversight by the Adviser’s investment committee and the Company’s Board. The Adviser is wholly owned by our Sponsor. The members of the Sponsor’s investment committee are James Dondero, Matt McGraner, Matthew Goetz and Brian Mitts.

Our Advisory Agreement

We pay our Adviser the annual fees. We do not pay any incentive fees to our Adviser. We also generally reimburse our Adviser for operating or offering expenses it incurs on our behalf or in connection with the services it performs for us. Direct payment of operating expenses by us together with reimbursement of operating expenses to the Adviser, plus compensation expenses relating to equity awards granted under a long-term incentive plan and all other corporate general and administrative expenses of the Company, including the Fees (defined below) payable under the Advisory Agreement, may not exceed 1.5% (the “Expense Cap”) of Managed Assets (defined below), calculated as of the end of each quarter, for the twelve-month period following the Company’s receipt of the Deregistration Order; provided, however, that this limitation will not apply to Offering Expenses (defined below), legal, accounting, financial, due diligence and other service fees incurred in connection with extraordinary litigation and mergers and acquisitions or other events outside the ordinary course of our business or any out-of-pocket acquisition or due diligence expenses incurred in connection with the acquisition or disposition of certain real estate-related investments; provided, further, in the event the Company consolidates another entity that it does not wholly own as a result of owning a controlling interest in such entity or otherwise, expenses will be calculated without giving effect to such consolidation and instead such entity’s expenses will, on a pro rata basis consistent with the Company’s percentage ownership, be considered those of the Company for purposes of calculation of expenses. The Adviser may, at its discretion and at any time, waive its right to reimbursement for eligible out-of-pocket expenses paid on the Company’s behalf. Once waived, these expenses are considered permanently waived and become non-recoupable in the future.

Under the terms of the Advisory Agreement, our Adviser will, among other things:

●	identify, evaluate and negotiate the structure of our investments (including performing due diligence);

●	find, present and recommend investment opportunities consistent with our investment policies and objectives;

●	structure the terms and conditions of our investments;

●	review and analyze financial information for each investment in our overall portfolio;

●	close, monitor and administer our investments; and

●	identify debt and equity capital needs and procure the necessary capital.

As consideration for the Adviser’s services under the Advisory Agreement, we pay our Adviser an annual fee (the “Advisory Fee”) of 1.00% of Managed Assets and an annual fee (the “Administrative Fee” and, together with the Advisory Fee, the “Fees”) of 0.20% of the Company’s Managed Assets. The Advisory Agreement provides that the monthly installment of the Fees shall be paid in cash unless the Adviser elects, in its sole discretion, to receive all or a portion of the monthly installment of the Fees in Common Shares, subject to certain restrictions related to maintaining the Company’s status as a REIT and compliance with federal securities laws and rules promulgated by the NYSE. In addition, in no event will the common shares issued to the Adviser under the Advisory Agreement exceed the Share Cap, and in no event shall the Common Shares issued to the Adviser under the Advisory Agreement exceed 6,000,000 Common Shares; provided, however, that the Share Cap will not apply if the Company’s shareholders have approved issuances in excess of the Share Cap. The number of Common Shares payable to the Adviser under the Advisory Agreement as a portion of the Advisory Fee shall equal (i) the total dollar amount of the portion of the monthly installment of the Fees payable in Common Shares divided by (ii) the volume-weighted average price per share for the 10 trading days prior to the end of the month for which the Fees will be paid. The Fees shall be payable independent of the performance of the Company or its investments.

Under the Advisory Agreement, “Managed Assets” means an amount equal to the total assets of the Company, including any form of leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing to purchase or develop real estate or other investments, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred shares or other preference securities, (iii) the reinvestment of collateral received for securities loaned in accordance with the Company’s investment objectives and policies, and/or (iv) any other means. In the event the Company holds collateralized mortgage-backed securities (“CMBS”) where the Company holds the controlling tranche of the securitization and is required to consolidate under generally accepted accounting principles all assets and liabilities of a specific CMBS trust, the consolidated assets and liabilities of the consolidated trust will be netted to calculate the allowable amount to be included as Managed Assets. In addition, in the event the Company consolidates another person it does not wholly own as a result of owning a controlling interest in such person or otherwise, Managed Assets will be calculated without giving effect to such consolidation and instead such person’s assets, leverage, expenses, liabilities and obligations will, on a pro rata basis consistent with the Company’s percentage ownership, be considered those of the Company for purposes of calculation of Managed Assets. The Adviser computes Managed Assets as of the end of each fiscal quarter and then computes each installment of the Fees as promptly as possible after the end of the month with respect to which such installment is payable.

Incentive compensation may be payable to our executive officers and certain other employees of our Adviser or its affiliates pursuant to a long-term incentive plan adopted by us and approved by our shareholders. Compensation expense is generally excluded when calculating Managed Assets because such expense is incurred outside the normal course of operation.

We are required to pay directly or reimburse the Adviser for all of the documented “operating expenses” (all out-of-pocket expenses of the Adviser in performing services for us, including but not limited to the expenses incurred by the Adviser in connection with any provision by the Adviser of legal, accounting, financial, due diligence, investor relations or other services performed by the Adviser that outside professionals or outside consultants would otherwise perform and our pro rata share of rent, telephone, utilities, office furniture, equipment, machinery or other office, internal and overhead expenses of the Adviser required for our operations) and any and all expenses (other than underwriters’ discounts) paid or to be paid by us in connection with an offering of our securities, including, without limitation, our legal, accounting, printing, mailing and filing fees and other documented offering expenses (collectively, “Offering Expenses”), paid or incurred by the Adviser or its affiliates in connection with the services it provides to us pursuant to the Advisory Agreement. Direct payment of operating expenses by us together with reimbursement of operating expenses to the Adviser, plus compensation expenses relating to equity awards granted under a long-term incentive plan and all other corporate general and administrative expenses of the Company, including the Fees payable under the Advisory Agreement, may not exceed the Expense Cap of 1.5% of Managed Assets, calculated as of the end of each quarter, for the twelve-month period following the Company’s receipt of the Deregistration Order; provided, however, that this limitation will not apply to Offering Expenses, legal, accounting, financial, due diligence and other service fees incurred in connection with extraordinary litigation and mergers and acquisitions or other events outside the ordinary course of our business or any out-of-pocket acquisition or due diligence expenses incurred in connection with the acquisition or disposition of certain real estate-related investments; provided, further, in the event the Company consolidates another entity that it does not wholly own as a result of owning a controlling interest in such entity or otherwise, expenses will be calculated without giving effect to such consolidation and instead such entity’s expenses will, on a pro rata basis consistent with the Company’s percentage ownership, be considered those of the Company for purposes of calculation of expenses. The Adviser may, at its discretion and at any time, waive its right to reimbursement for eligible out-of-pocket expenses paid on the Company’s behalf. Once waived, these expenses are considered permanently waived and become non-recoupable in the future.

The Advisory Agreement has an initial term of three years that will expire on July 1, 2025 and successive additional one-year terms thereafter unless earlier terminated. We have the right to terminate the Advisory Agreement on 30 days’ written notice upon the occurrence of a cause event (as defined in the Advisory Agreement). The Advisory Agreement can be terminated by us or the Adviser without cause upon the expiration of the then-current term with at least 180 days’ written notice to the other party prior to the expiration of such term. The Adviser may also terminate the agreement with 30 days’ written notice if we have materially breached the agreement and such breach has continued for 30 days before we are given such notice. In addition, the Advisory Agreement will automatically terminate in the event of Advisers Act Assignment (as defined in the Advisory Agreement) unless we provide written consent. A termination fee will be payable to the Adviser by us upon termination of the Advisory Agreement for any reason, including non-renewal, other than a termination by us upon the occurrence of a cause event or due to an Advisers Act Assignment. The termination fee will be equal to three times the Fees earned by the Adviser during the twelve-month period immediately preceding the most recently completed calendar quarter prior to the effective termination date; provided, however, if the Advisory Agreement is terminated prior to the one-year anniversary of the date of the Advisory Agreement, the Fees earned during such period will be annualized for purposes of calculating the Fees.

Under the terms of the Advisory Agreement, the Adviser will indemnify and hold harmless the Company and its subsidiaries, including the Company’s operating partnership, NexPoint Diversified Real Estate Trust Operating Partnership, L.P. (the “OP”), from all claims, liabilities, damages, losses, costs and expenses, including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by reason of the Adviser’s bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties; provided, however, that the Adviser will not be held responsible for any action of our Board in following or declining to follow any written advice or written recommendation given by the Adviser. However, the aggregate maximum amount that the Adviser may be liable to us pursuant to the Advisory Agreement will, to the extent not prohibited by law, never exceed the amount of the Advisory Fees received by the Adviser under the Advisory Agreement prior to the date that the acts or omissions giving rise to a claim for indemnification or liability have occurred. In addition, the Adviser will not be liable for special, exemplary, punitive, indirect or consequential loss, or damage of any kind whatsoever, including without limitation lost profits. The limitations described in the preceding two sentences will not apply, however, to the extent such damages are determined in a final binding non-appealable court or arbitration proceeding to result from the bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of the Adviser’s duties.

The Adviser and its affiliates expect to engage in other business ventures, and as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the Advisory Agreement, the Adviser is required to devote sufficient resources to our administration to discharge its obligations under the Advisory Agreement.

Management of Operating Properties

The Company’s operating properties, other than undeveloped land, are managed by NexVest Realty Advisors, LLC (“NexVest”), an affiliate of the Adviser. The property management agreement with NexVest for the retail property in Lubbock, Texas is dated January 1, 2014 and has a fixed fee of $750 per month. The property management agreement with NexVest for Cityplace Tower is dated August 15, 2018, and the management fee is calculated on 3% of gross revenues, with a minimum fee of $20,000 per month. The property management agreement with NexVest for the White Rock Center is dated June 1, 2013, and the management fee is calculated on 4% of gross receipts, payable monthly. During the fiscal year ended December 31, 2022, the Company paid approximately $1 million in property management fees to NexVest. During the fiscal year ended December 31, 2021, the Company paid approximately $0.8 million in property management fees to NexVest.

Management of Life Settlement Contracts

The Company’s investments in U.S. life settlement contracts through Specialty Financial Products Ltd. (“SFP”), a wholly owned Irish Designated Activity Company, are managed by NexAnnuity Asset Management, L.P. (“NexAnnuity”), an affiliate of the Adviser. SFP acquires life settlement contracts funded by the issuance of debt securities (the “Structured Note”) purchased by the Company and utilizes proceeds from maturing life settlement contracts to repay the Structured Note and to further invest in life settlement contracts. The management agreement (the “SFP IMA”) with NexAnnuity provides that NexAnnuity will receive a management fee (the “SFP Management Fee”) paid monthly in an amount equal to 1.00% of the average weekly value of an amount equal to the total assets of SFP, including any form of leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred stock or other preference securities, (iii) the reinvestment of collateral received for securities loaned in accordance with the investment objective, investment guidelines and policies under the SFP IMA, and/or (iv) any other means, plus any value added tax or any other applicable tax, if any, thereon. NexAnnuity may waive all or a portion of the SFP Management Fee. For the year ended December 31, 2022, NexAnnuity did not waive any portion of the SFP Management Fee. During the fiscal year ended December 31, 2022, the Company paid approximately $0.7 in management fees. During the fiscal year ended December 31, 2021, the Company paid approximately $0.4 in management fees.

Guaranties of NexPoint Storage Partners, Inc. Debt

On September 14, 2022, the Company entered into guaranties (the “BS Guaranties”) for the benefit of JPMorgan Chase Bank, National Association (“JPM”) and any additional or subsequent lenders from time to time (collectively, “BS Lender”) under a loan agreement (the "BS Loan Agreement"), pursuant to which the Company guaranteed certain obligations of the borrowers (“BS Borrower”) under the BS Loan Agreement. The Company, through its ownership in NSP, a privately owned self-storage REIT indirectly managed by an affiliate of the Adviser, owns an indirect interest in BS Borrower and entered into the BS Guaranties as a condition of BS Lender lending to BS Borrower under the BS Loan Agreement. Pursuant to the BS Guaranties, the Company guaranteed certain carrying obligations, including interest payments, of BS Borrower and certain recourse obligations of BS Borrower pertaining to exculpation or indemnification of BS Lender. The BS Guaranties also provide that the Company may be required to repay principal amounts upon the occurrence of certain events, including certain action or inaction by BS Borrower, but does not provide for a full guarantee of repayment in all circumstances. The BS Loan Agreement provides for a single initial advance of the loan in the amount of $221.8 million to BS Borrower on the closing date, and provides BS Borrower the right to request additional advances in connection with subsequently acquired properties. Amounts outstanding under the BS Loan Agreement are due and payable on September 9, 2023 which date may, at the option of BS Borrower, be extended for two successive one-year terms upon the satisfaction of certain terms and conditions. Borrowings outstanding under the BS Loan Agreement are secured by mortgages on real property owned by one or more of the borrowers comprising BS Borrower and bear interest at the one-month secured overnight financing rate ("SOFR"), subject to a floor of 0.5%, plus an applicable spread of approximately 4.0% with respect to approximately $184.9 million of initial principal thereunder and approximately 5.4% with respect to approximately $36.9 million of initial principal thereunder.

In connection with the foregoing, the Company entered into a Sponsor Guaranty Agreement in favor of Extra Space Storage LP ("Extra Space") pursuant to which the Company and certain affiliates of the Adviser (the "Co-Guarantors") guaranteed obligations of NSP with respect to NSP’s newly created Series D Preferred Stock and two promissory notes in an aggregate principal amount of approximately $64.2 million issued to Extra Space. The guaranties by the Company and the Co-Guarantors are capped at $97.6 million, which cap amount will be reduced as the guaranteed obligations of NSP are paid. Each of the Company and the Co-Guarantors generally guaranteed the foregoing obligations of NSP up to the cap amount on a pro rata basis with respect to its percentage ownership of NSP’s common stock. The maximum liability of the Company under the guaranties is approximately $83.8 million. The Company has not recorded a contingent liability due to NSP being current on all debt and preferred dividend payments and in compliance with all debt compliance provisions of the Sponsor Guaranty Agreement.

Separately, on September 14, 2022, the Company entered into a Guaranty Agreement (Recourse Obligations), dated September 14, 2022 (the “CMBS Guaranty”) for the benefit of JPM and any additional or subsequent lenders from time to time (collectively, the “CMBS Lender”) under a loan agreement (the "CMBS Loan Agreement"), by and among the borrowers thereunder (collectively, “CMBS Borrower”) and the CMBS Lender. The Company, through its ownership in NSP, owns an indirect interest in CMBS Borrower and entered into the CMBS Guaranty as a condition of CMBS Lender lending to CMBS Borrower under the CMBS Loan Agreement. Pursuant to the CMBS Guaranty, the Company guaranteed certain recourse obligations of CMBS Borrower pertaining to exculpation or indemnification of CMBS Lender. The CMBS Guaranty also provides that the Company may be required to repay principal amounts upon the occurrence of certain events, including certain action or inaction by CMBS Borrower, but does not provide for a full guarantee of repayment in all circumstances. The CMBS Loan Agreement provides for a loan of $356.5 million to CMBS Borrower. Amounts outstanding under the CMBS Loan Agreement are due and payable on September 9, 2024 which date may, at the option of CMBS Borrower, be extended for three successive one-year terms upon the satisfaction of certain terms and conditions. Borrowings outstanding under the CMBS Loan Agreement are secured by mortgages on real property owned by one or more of the borrowers comprising CMBS Borrower and bear interest at one-month SOFR plus a spread of approximately 3.6%, which will increase by 0.1% upon a second extension of the loan maturity and by an additional approximately 0.15% upon a third extension of the loan maturity.

Banking Relationship with NexBank

The Company holds multiple operating accounts at NexBank an affiliate of the Adviser through common beneficial ownership.

NexPoint Hospitality Trust Convertible Notes and Guaranties

During 2022, the Company accrued $0.9 million in interest with respect to its holdings of convertible notes in the operating partnership of NHT that mature between 2039 and 2042 (the “NHT OP Notes”). NHT is a publicly traded hospitality REIT listed on the TSX Venture Exchange (“TSXV”) managed by an affiliate of the Adviser. The NHT OP Notes bear interest at a fixed rate between 1.82% and 6.00%. As of December 31, 2022, the NHT OP Notes have an outstanding balance of $24.8 million and the Company owned 13,571,131 shares, or 45.4% of the outstanding common stock of NHT and 29.9% of the outstanding NHT OP Notes. The remaining NHT OP Notes are held by affiliates of the Adviser.

The Company is a limited guarantor and an indemnitor on one of NHT's loans with an aggregate principal amount of $77.4 million as of December 31, 2022. The obligations include a customary environmental indemnity and a so-called "bad boy" guarantee, which is generally only applicable if and when the borrower directly, or indirectly through an agreement with an affiliate, joint venture partner or other third party, voluntarily files a bankruptcy or similar liquidation or reorganization action or takes other actions that are fraudulent or improper. The Company has not recorded a contingent liability as NHT is current on all debt payments and in compliance with all debt compliance provisions.

NexPoint Real Estate Finance, Inc. Loan

On March 31, 2022, the Company, through an unconsolidated subsidiary, borrowed approximately $13.5 million from NREF, an entity advised by an affiliate of the Adviser, to finance its acquisition of a 77.0% interest in Tivoli North Property. The bridge note bore interest at an annual rate equal to the WSJ Prime Rate plus 1.5% and had a maturity date of October 1, 2022. The Company refinanced this bridge note with PNC Bank on August 8, 2022. The new loan had a principal amount of $13.5 million, matures on August 7, 2023, and bears interest at an annual rate of daily simple SOFR plus 3.5%. Proceeds from the note with PNC Bank were used to repay in full the financing provided by NREF on August 9, 2022.

SAFStor Contributions

On December 8, 2022, the Company, through NREO, entered into a Contribution Agreement pursuant to which NREO contributed all of its interests in joint ventures (the “SAFStor Ventures”) with SAFStor NREA GP – I, LLC, SAFStor NREA GP – II, LLC and NREA GP – III, LLC to NexPoint Storage Partners Operating Company, LLC (the “NSP OC”) in exchange for approximately 47,064 newly created Class B Units of the NSP OC, representing 14.84% of the combined classes of common units of the NSP OC (“NSP OC Common Units”) immediately after NREO’s acquisition of Class B Units. The NSP OC is the operating company of NSP, a privately owned self-storage REIT indirectly managed by an affiliate of the Adviser, of which the Company owns approximately 86,369 shares, or 53.1%, of the outstanding common stock as of December 31, 2022. Concurrently with the foregoing, the NSP OC acquired all of the other interests in the SAFStor Ventures from affiliates of the Adviser. The SAFStor Ventures are invested, through subsidiaries, in various self-storage real estate development projects primarily located on the East Coast of the United States. As of December 31, 2022, the Company owns approximately 47,064 units, or 30.5%, of the outstanding NSP OC Common Units.

Related Party Investments

The Company has made the following investments with affiliates of the Adviser. The information set forth below is as of December 31, 2022 unless otherwise stated.

NexPoint Real Estate Finance, Inc.

On January 7, 2022, the Company received approximately 3,324,332 units of limited partnership of subsidiaries (“NREF SubOP Units”) of NexPoint Real Estate Finance Operating Partnership, L.P. (the “NREF OP”) in connection with pro rata liquidating distributions by certain entities through which the Company had invested in the NREF OP subsidiaries. Following the Company’s receipt of the NREF SubOP Units, on January 7, 2022, the Company, through its wholly owned subsidiary NexPoint Real Estate Opportunities, LLC (“NREO”), redeemed a total of approximately 3,721,571 NREF SubOP Units, representing all of its NREF SubOP Units, for cash and purchased the same number of units of limited partnership of the NREF OP (“NREF OP Units”) for the same cash. On December 23, 2022, the Company, through NREO, redeemed 2,100,000 NREF OP Units for 2,100,000 shares of common stock of NREF. The NREF OP is the operating partnership of NREF, a publicly traded mortgage REIT managed by an affiliate of the Adviser. As of December 31, 2022, the Company held 2,100,000 shares, or approximately 12.1%, of NREF’s common stock and approximately 4,869,082 NREF OP Units, or approximately 16.1% of the outstanding NREF OP Units. As of December 31, 2022, the fair value of the Company’s holdings of NREF was approximately $33.4 million, and the fair value of the Company’s holdings of the NREF OP was $77.4 million.

NexPoint SFR Operating Partnership, L.P.

On June 8, 2022, the Company, directly or through one or more subsidiaries, contributed $25.0 million to the newly formed NexPoint SFR Operating Partnership, L.P. (the “SFR OP”) in exchange for common units of the SFR OP (“SFR OP Units”). Additionally, on June 8, 2022, the Company, directly or through one or more subsidiaries, loaned $25.0 million to the SFR OP in exchange for $25.0 million of 7.50% convertible notes of the SFR OP (“SFR OP Convertible Notes”) that are interest only during the term and mature on June 30, 2027. The SFR OP is a subsidiary of NXHT, a private SFR REIT managed by an affiliate of the Adviser. Subsequent to June 8, 2022 and through December 31, 2022, the Company, directly or through one or more subsidiaries, contributed approximately an additional $27.5 million to the SFR OP in exchange for SFR OP Units. Additionally, subsequent to June 8, 2022 and before December 31, 2022, the Company, directly or through one or more subsidiaries, loaned an additional $5.0 million to the SFR OP in exchange for $5.0 million of SFR OP Convertible Notes. As of December 31, 2022, the Company owns approximately 2,139,180, or 29.0%, of the outstanding SFR OP Units and $30 million in outstanding principal balance of SFR OP Convertible Notes. As of December 31, 2022, the fair value of the SFR OP Units owned by the Company was approximately $53.5 million, and the fair value of the SFR OP Convertible Notes was approximately $29.4 million.

SFR WLIF III, LLC

The Company holds an approximately $7.2 million investment in SFR WLIF III, LLC, an SPE designed to hold an investment in debt issued to VineBrook Homes Operating Partnership, L.P. (the "VB OP"), an entity that manages single family rental properties, whose parent is advised by an affiliate of the Adviser. The loan to the VB OP bears interest at 1-month LIBOR plus 155 basis points, matures on December 1, 2025, and has an outstanding principal balance of $241.2 million. SFR WLIF III, LLC is managed, directly or indirectly, by an affiliate of the Adviser.

NexPoint Residential Trust, Inc.

The Company holds approximately 0.3% of the outstanding common stock of NXRT, a publicly traded multifamily REIT advised by an affiliate of the Adviser. The Company’s fair value measurement of this investment as of December 31, 2022 was approximately $3.8 million.

NexPoint Hospitality Trust

The Company owns 45.4% of the outstanding common stock of NHT, a publicly traded hospitality REIT managed by an affiliate of the Adviser which owns 11 properties located throughout the United States. As of December 31, 2022, the fair value of the common stock of NHT owned by the Company was approximately $27.7 million.

NexPoint Storage Partners, Inc.

In November 2020, the Company’s preferred stock investment in Jernigan Capital, Inc. was converted into common shares of NSP, a privately owned self-storage REIT indirectly managed by an affiliate of the Adviser, as part of a transaction where affiliates of the Adviser took Jernigan Capital, Inc. private. The Company owns 53.1% of the outstanding common stock of NSP. As of December 31, 2022, the fair value of the common shares of NSP owned by the Company was approximately $103.7 million.

Claymore and Allenby

The Company owns a 50% interest in each of Claymore Holdings, LLC and Allenby, LLC, entities created to hold litigation claims which are managed by an affiliate of the Adviser. The probability, timing and potential amount of recovery, if any, are unknown.

VineBrook Homes Operating Partnership, L.P.

On November 1, 2018, the Company through NREO contributed $70.7 million to the VB OP in exchange for limited partnership units. The VB OP is the operating partnership of VineBrook, which is advised by an affiliate of the Adviser. The Company, through NREO, owns approximately 11.1% of the common units of VB OP as of December 31, 2022. As of December 31, 2022 the fair value of the limited partnership units of VB OP owned by NXDT was approximately $169.7 million.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of certain of our investment, financing and other policies. These policies have been determined by the Board and, in general, may be amended and revised from time to time at the discretion of the Board without notice to or a vote of our shareholders. We intend to disclose any changes in our investment policies in our next required periodic report.

If our Board determines that additional funding is required, we may raise such funds through additional public and private offerings of common and preferred equity or debt securities or the retention of cash flow (subject to the distribution requirements applicable to REITs and our desire to minimize our U.S. federal income tax obligations) or a combination of these methods. In the event that our Board determines to raise additional equity or debt capital, it has the authority, without shareholder approval, to cause us to issue additional common shares, preferred shares or debt securities in any manner and on such terms and for such consideration as it deems appropriate, at any time, and has similarly broad authority to incur debt.

In addition, we may finance the acquisition of investments using the various sources of financing discussed below under “-Investment Policies.” Our investment guidelines, the assets in our portfolio and the decision to utilize, and the appropriate levels of, leverage are periodically reviewed by our Board as part of their oversight of our Adviser.

We may offer equity or debt securities in exchange for property and may repurchase or otherwise reacquire our shares. Subject to the requirements for qualification as a REIT, we may in the future invest in debt securities of other REITs, other entities engaged in real estate-related activities or securities of other issuers, including for the purpose of exercising control over these entities. We do not intend that our investments in securities will require us to register as an investment company under the Investment Company Act, and we would intend to divest such securities before any such registration would be required.

We engage in the purchase and sale of investments. Consistent with our investment guidelines, we may in the future make loans to third parties in the ordinary course of business for investment purposes. We do not expect to underwrite the securities of other issuers.

We intend to make our annual reports available to our shareholders, including our audited financial statements. We are subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, we will be required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

Our Board may change any of these policies without prior notice to you or a vote of our shareholders.

Investment Policies

We invest in interests in real estate.

We invest in real estate mortgages, securities of or interests in persons primarily engaged in real estate activities or investments in other securities.

Investments in Interests in Real Estate

We conduct all of our investment activities through the OP. Our primary investment objective is to provide both current income and capital appreciation. We seek to achieve this objective through our focus on investing across the capital structure in various commercial real estate property types. Target underlying property types primarily include, but are not limited to, SFR, multifamily, self-storage, life science, office, industrial, hospitality, net lease and retail. We may, to a limited extent, hold, acquire or transact in certain non-real estate securities.

We focus on opportunistic investments in real estate properties with a value-add component and real estate credit with the objective to increase the cash flow and value of our properties, acquire properties with cash flow growth potential and achieve capital appreciation for shareholders through a value-add program. We pursue real estate credit investments based on where the Adviser believes the various real estate subsectors are performing within the broader real estate cycle and tactically allocate our investments among these opportunities. We believe a diversified investment approach is appropriate for the current market environment. However, to capitalize on investment opportunities at different times in the economic and real estate investment cycle, we may change our investment strategy from time to time. We believe that the flexibility of our investment strategy and the experience and resources of the Adviser and its affiliates will allow us to take advantage of changing market conditions to provide both current income and generate capital appreciation. The Board is able to modify our strategies to the extent it determines it is in our best interest.

The structure and terms of our investments may vary and will depend on market conditions.

Investments in Real Estate Mortgages

As a diversified REIT which focuses on investing across the capital structure, in both debt and equity investments, we may engage in mortgage activities, including without limitation, originating, servicing and warehousing mortgages. We may, at the discretion of our Board, invest in mortgages, including non-performing loans, and other types of real estate interests in the future, including, without limitation participating in convertible mortgages; provided in each case, that such investment is consistent with our qualification as a REIT. Investments in real estate mortgages run the risk that one or more borrowers may default under certain mortgages and that the collateral securing such mortgages may not be sufficient to enable us to recoup our full investment. We may also invest in securities of or interests in persons primarily engaged in real estate mortgage activities.

Investments in Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

Subject to the gross income and asset tests necessary for REIT qualification, we may invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. We do not currently have any policy limiting the types of entities in which we may invest or the proportion of assets to be so invested, whether through acquisition of an entity’s common shares, limited liability or partnership interests, interests in another REIT or entry into a joint venture. We do not intend to underwrite securities of other issuers.

Investments in Other Securities

In addition to investments in real estate, we may, to a limited extent and subject to the gross income and asset tests for REIT qualification, hold, acquire or transact in certain non-real estate securities, including common equity, preferred equity, loans, collateralized loan obligations, rights and warrants, U.S. life settlement contracts, convertible notes and bonds from a number of diverse issuers and investment vehicles.

Dispositions. We may dispose of some of our investments if, based upon management’s periodic review of our investments, the Adviser or the Board determines that such action would be in the best interest of us and our shareholders.

Financings and Leverage Policy. In the future, we anticipate using a number of different sources to finance our acquisitions, developments and operations, including, but not limited to, cash flows from operations, asset sales, seller financing, issuance of debt securities, private financings (such as bank credit facilities, which may or may not be secured by our assets), common or preferred equity issuances or any combination of these sources, to the extent available to us, or other sources that may become available from time to time. Any debt that we incur may be recourse or non-recourse and may be secured or unsecured. We also may take advantage of joint venture or other partnering opportunities as such opportunities arise in order to acquire properties that would otherwise be unavailable to us or if we believe joint ventures or other partnering structures are more favorable to us compared with owning the properties outright. We may use the proceeds of our borrowings to acquire assets, to refinance existing debt or for general corporate purposes.

While we do not have any formal restrictions or policy with respect to our debt-to-equity leverage ratio, we currently expect that our leverage will not exceed a ratio of 3-to-l. We believe this leverage ratio is prudent given that leverage typically exists at the asset level. The amount of leverage we may employ for particular assets depends upon the availability of particular types of financing and our Adviser’s assessment of the credit, liquidity, price volatility and other risks of those assets and financing counterparties. Our decision to use leverage to finance our assets is at the discretion of our Adviser, subject to review by our Board, and is not subject to the approval of our shareholders. We generally intend to match leverage term and structure to that of the underlying investment financed.

Lending Policies. As a diversified REIT which focuses on investing across the capital structure, in both debt and equity investments, we may engage in lending activities, such as by originating or servicing loans. We do not have a policy limiting our ability to make loans to other persons, although our ability to do so may be limited by applicable law, such as the Sarbanes-Oxley Act. Subject to tax rules applicable to REITs, we may choose to guarantee debt of certain joint ventures with third parties. Our board of trustees may adopt a formal lending policy in the future without notice to or consent of our shareholders.

Equity Capital Policies. If our Board determines that obtaining additional capital would be advantageous to us, we may, without shareholder approval (unless such approval is required by applicable law, the terms of any other class or series of our shares or the rules of any stock exchange or automated quotation system on which any of our stock is traded), issue debt or equity securities, including causing our operating partnership to issue OP Units, retain earnings (subject to the REIT distribution requirements for U.S. federal income tax purposes) or pursue a combination of these methods. As long as the OP is in existence, we will generally contribute the proceeds of all equity capital raised by us to the OP in exchange for additional interests in the OP.

Existing shareholders will have no preemptive rights to common or preferred shares or units issued in any securities offering by us, and any such offering might cause a dilution of a shareholder’s investment in us. We may in the future issue shares of common stock or units in connection with acquisitions of investments.

We may, under certain circumstances and subject to there being funds legally available, purchase our Shares or other securities in the open market or in private transactions with our shareholders, provided that those purchases are approved by the Board. Any repurchases of our shares or other securities would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualification as a REIT.

Conflict of Interest Policies. We have adopted certain policies designed to eliminate or minimize certain potential conflicts of interest. Specifically, we have adopted a Code of Business Conduct and Ethics that generally prohibits conflicts of interest between our officers and employees on the one hand, and our company on the other hand. Our Code of Business Conduct and Ethics will also generally limit our employees and officers from competing with our company or taking for themselves opportunities that are discovered through use of property or information of or position with our company. Waivers of our Code of Business Conduct and Ethics may be granted by the board of trustees or a committee thereof. However, we cannot assure you these policies or provisions of law will always succeed in eliminating the influence of such conflicts. If they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders.

Policies with Respect to Certain Other Activities. We have authority to offer common shares, preferred shares, options to purchase shares or other securities in exchange for property, repurchase or otherwise acquire our common shares or other securities in the open market or otherwise, and we may engage in such activities in the future. We may issue preferred shares from time to time, in one or more series, as authorized by our board of trustees without the need for shareholder approval. We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and do not intend to do so. At all times, we intend to make investments in such a manner as to qualify as a REIT, unless because of circumstances or changes in the Code or the Treasury regulations our board of trustees determines that it is no longer in our best interest to qualify as a REIT. We may make loans to third parties, including, without limitation, to joint ventures in which we participate. We intend to make investments in such a way that we will not be treated as an investment company under the Investment Company Act.

Conflicts of Interest

The following briefly summarizes the material potential and actual conflicts of interest which may arise from the overall investment activity of our Adviser, its clients and its affiliates, but is not intended to be an exhaustive list of all such conflicts. The scope of the activities of the affiliates of our Adviser and the funds and clients advised by affiliates of our Adviser may give rise to conflicts of interest or other restrictions and/or limitations imposed on us in the future that cannot be foreseen or mitigated at this time.

Advisory Agreement

Under the Advisory Agreement, our Adviser or its affiliates are entitled to fees based on our “Managed Assets.” Because the Adviser’s compensation is not directly based on our performance, our Adviser’s interests are not wholly aligned with those of our shareholders. In that regard, our Adviser could be motivated to recommend riskier or more speculative investments that would entitle our Adviser to a higher fee. For example, because leverage other than accrued expenses incurred in the normal course of operations is included in the calculation of Managed Assets, our Adviser may have an incentive to utilize leverage more heavily than it otherwise would in order to increase its fees.

Other Accounts and Relationships

As part of their regular business, our Adviser, its affiliates and their respective officers, directors, trustees, shareholders, members, partners and employees and their respective funds and investment accounts (collectively, the “Related Parties”) hold, purchase, sell, trade or take other related actions both for their respective accounts and for the accounts of their respective clients, on a principal or agency basis, subject to applicable law with respect to loans, securities and other investments and financial instruments of all types. The Related Parties also provide investment advisory services, among other services, and engage in private equity, real estate and capital markets-oriented investment activities. The Related Parties are not restricted in their performance of any such services or in the types of debt, equity, real estate or other investments which they may make. The Related Parties may have economic interests in or other relationships with respect to investments made by us. In particular, the Related Parties may make and/or hold an investment, including investments in securities, that may compete with, be pari passu, senior or junior in ranking to an, investment, including investments in securities, made and/or held by us or in which partners, security holders, members, officers, directors, agents or employees of such Related Parties serve on boards of directors or otherwise have ongoing relationships. Each of such ownership and other relationships may result in restrictions on transactions by us and otherwise create conflicts of interest for us. In such instances, the Related Parties may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to our investments. In connection with any such activities described above, the Related Parties may hold, purchase, sell, trade or take other related actions in securities or investments of a type that may be suitable for us. The Related Parties are not required to offer such securities or investments to us or provide notice of such activities to us. In addition, in managing our portfolio, our Adviser may take into account its relationship or the relationships of its affiliates with obligors and their respective affiliates, which may create conflicts of interest. Furthermore, in connection with actions taken in the ordinary course of business of our Adviser in accordance with its fiduciary duties to its other clients, our Adviser may take, or be required to take, actions which adversely affect our interests.

The Related Parties have invested and may continue to invest in investments that would also be appropriate for us. Such investments may be different from those made on our behalf. Neither our Adviser nor any Related Party is necessarily prohibited from making or maintaining such investments, even if they are not favorable to us, subject to their fiduciary duties and disclosure obligations, and subject to our Adviser’s allocation policy set forth below. The investment policies, fee arrangements and other circumstances applicable to such other parties may vary from those applicable to us. Our Adviser and/or any Related Party may also provide advisory or other services for a customary fee with respect to investments made or held by us, and neither our shareholders nor we have any right to such fees. Our Adviser and/or any Related Party may also have ongoing relationships with, render services to or engage in transactions with other clients, including HFRO, NREF, NRESF, NexPoint Capital and Highland Global Allocation Fund (“GAF”) as well as VineBrook, NXRT, NSP and NHT and other REITs, who make investments of a similar nature to ours, Delaware Statutory Trusts and with companies whose securities or properties are acquired by us. In connection with the foregoing activities our Adviser and/or any Related Party may from time to time come into possession of material nonpublic information that limits the ability of our Adviser to affect a transaction for us, and our investments may be constrained as a consequence of our Adviser’s inability to use such information for advisory purposes or otherwise to effect transactions that otherwise may have been initiated on our behalf. In addition, officers or affiliates of our Adviser and/or Related Parties may possess information relating to our investments that is not known to the individuals at our Adviser responsible for monitoring our investments and performing the other obligations under the Advisory Agreement.

The Related Parties currently provide services to HFRO, NREF, NRESF, NexPoint Capital, GAF, VineBrook, NXRT, NSP, NHT, Delaware Statutory Trusts, and may in the future provide services to other REITs, funds or other entities that compete with us for similar investments.

Although the professional staff of our Adviser will devote as much time to our business and investments as our Adviser deems appropriate to perform its duties in accordance with the Advisory Agreement and in accordance with reasonable commercial standards, the staff may have conflicts in allocating its time and services among us and any Related Parties’ other accounts. The Advisory Agreement places restrictions on our Adviser’s ability to buy and sell investments for us. Accordingly, during certain periods or in certain circumstances, our Adviser may be unable to buy or sell investments or to take other actions that it might consider to be in our best interest as a result of such restrictions.

The directors, officers, employees and agents of the Related Parties, and our Adviser may, subject to applicable law, serve as directors (whether supervisory or managing), officers, employees, partners, agents, nominees or signatories, and receive arm’s length fees in connection with such service, for us or any Related Party, or for any of our investments or any affiliate thereof, and neither we nor our shareholders have the right to any such fees.

The Related Parties serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as us, or of other investment funds managed by our Adviser or its affiliates. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in our best interest. We may compete with other entities managed by our Adviser and its affiliates for capital and investment opportunities.

There is no limitation or restriction on our Adviser or any of its Related Parties with regard to acting as investment manager (or in a similar role) to other parties or persons. This and other future activities of our Adviser and/or its Related Parties may give rise to additional conflicts of interest. Such conflicts may be related to obligations that our Adviser or its affiliates have to other clients.

Subject to prior approval of our Board, certain Related Parties, including NexBank and Governance Re, Ltd. among others, may provide banking, agency, insurance and other services to us and its operating affiliates for customary fees, and neither we, nor our subsidiaries will have a right to any such fees.

Allocation of Investment Opportunities

In addition, the Related Parties may, from time to time, be presented with investment opportunities that fall within our investment objectives and the investment objectives of other clients, funds or other investment accounts managed by the Related Parties, and in such circumstances, the Related Parties expect to allocate such opportunities among us and such other clients, funds or other investment accounts on a basis that the Related Parties determine in good faith is appropriate taking into consideration such factors as the fiduciary duties owed to us and such other clients, funds or other investment accounts, our primary mandates and the primary mandates of such other clients, funds or other investment accounts, the capital available to us and such other clients, funds or other investment accounts, any restrictions on investment, the sourcing of the transaction, the size of the transaction, the amount of potential follow-on investing that may be required for such investment and our other investments and the other investments of such other clients, funds or other investment accounts, the relation of such opportunity to our investment strategy and the strategy of such other clients, funds or other investment accounts, reasons of portfolio balance and any other considerations deemed relevant by the Related Parties in good faith. Our Adviser allocates investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) its internal conflict of interest and allocation policies and (2) the requirements of the Advisers Act. Our Adviser seeks to allocate investment opportunities among such entities in a manner that is fair and equitable over time and consistent with its allocation policy. However, there is no assurance that such investment opportunities will be allocated to us fairly or equitably in the short-term or over time, and there can be no assurance that we will be able to participate in all such investment opportunities that are suitable for us.

Cross Transactions and Principal Transactions

As further described below, our Adviser may effect client cross-transactions where our Adviser causes a transaction to be affected between us and another client advised by our Adviser or any of its affiliates. Our Adviser may engage in a client cross-transaction involving us any time that our Adviser believes such transaction to be fair to us and the other client of our Adviser or its affiliates in accordance with our Adviser’s internal written cross-transaction policies and procedures.

As further described below, our Adviser may affect principal transactions where we may make and/or hold an investment, including an investment in securities, in which our Adviser and/or its affiliates have a debt, equity or participation interest, in each case in accordance with applicable law and with our Adviser’s internal written policies and procedures for principal transactions, which may include our Adviser obtaining our consent and approval prior to engaging in any such principal transaction between us and our Adviser or its affiliates.

Our Adviser may direct us to acquire or dispose of investments in cross trades between us and other clients of our Adviser or its affiliates in accordance with applicable legal and regulatory requirements. In addition, we may make and/or hold an investment, including an investment in securities, in which our Adviser and/or its affiliates have a debt, equity or participation interest, and the holding and sale of such investments by us may enhance the profitability of our Adviser’s own investments in such companies. Moreover, we, along with our principals and persons or entities controlling, controlled by or under common control with the Adviser, may invest in assets originated by, or enter into loans, borrowings and/or financings with our Adviser or its affiliates, including but not limited to NexBank and NexPoint Securities, Inc., including in primary and secondary transactions with respect to which our Adviser or a Related Party may receive customary fees from the applicable issuer, and neither we nor our subsidiaries have the right to any such fees. In each such case, our Adviser and principals and persons or entities controlling, controlled by or under common control with the Adviser may have a potentially conflicting division of loyalties and responsibilities regarding us and the other parties to such investment. Under certain circumstances, our Adviser and its affiliates may determine that it is appropriate to avoid such conflicts by selling an investment at a fair value that has been calculated pursuant to our Adviser’s valuation procedures to another fund managed or advised by our Adviser or principals and persons or entities controlling, controlled by or under common control with the Adviser. In addition, our Adviser may enter into agency cross-transactions where it or any of its affiliates acts as broker for us and for the other party to the transaction, to the extent permitted under applicable law. Our Adviser may obtain our written consent as provided herein if any such transaction requires the consent of our Board.

Participation in Creditor Committees, Underwriting and Other Activities

Our Adviser and/or its Related Parties may participate in creditors or other committees with respect to the bankruptcy, restructuring or workout or foreclosure of our investments. In such circumstances, our Adviser may take positions on behalf of itself or Related Parties that are adverse to our interests.

Our Adviser and/or its Related Parties may act as an underwriter, arranger or placement agent, or otherwise participate in the origination, structuring, negotiation, syndication or offering of investments purchased by us. Such transactions are on an arm’s-length basis and may be subject to arm’s-length fees. There is no expectation for preferential access to transactions involving investments that are underwritten, originated, arranged or placed by our Adviser and/or its Related Parties and neither we nor our shareholders have the right to any such fees.

Material Non-Public Information

There are generally no ethical screens or information barriers among our Adviser and certain of its affiliates of the type that many firms implement to separate persons who make investment decisions from others who might possess material, non-public information that could influence such decisions. If our Adviser, any of its personnel or its affiliates were to receive material non-public information about an investment or issuer, or have an interest in causing us to acquire a particular investment, our Adviser may be prevented from causing us to purchase or sell such asset due to internal restrictions imposed on our Adviser. Notwithstanding the maintenance of certain internal controls relating to the management of material non-public information, it is possible that such controls could fail and result in our Adviser, or one of its investment professionals, buying or selling an asset while, at least constructively, in possession of material non-public information. Inadvertent trading on material non-public information could have adverse effects on our Adviser’s reputation, result in the imposition of regulatory or financial sanctions, and as a consequence, negatively impact our Adviser’s ability to perform its investment management services to us. In addition, while our Adviser and certain of its affiliates currently operate without information barriers on an integrated basis, such entities could be required by certain regulations, or decide that it is advisable, to establish information barriers. In such event, our Adviser’s ability to operate as an integrated platform could also be impaired, which would limit our Adviser’s access to personnel of its affiliates and potentially impair its ability to manage our investments.

Other Benefits to Our Adviser

Our LTIP provides us with the ability to grant awards to directors and officers of, and certain consultants to, us, our Adviser and its respective affiliates and other entities that provide services to us. The management team of our Adviser or our Manager may receive awards under the LTIP and will benefit from the compensation provided by these awards.

In addition to the compensation provided to our Adviser by the Advisory Agreement and any long-term incentive plan, our Adviser may also receive reputational benefits from our future growth through capital-raising transactions and acquisitions. The reputational benefit to our Adviser from our future growth could assist our Adviser and its affiliates in pursuing other real estate investments. These investments could be made through other entities managed by our Adviser or its affiliates, and there can be no assurance that we will be able to participate in all such investment opportunities.

SECURITY OWNERSHIP OF CERTAIN  BENEFICIAL HOLDERS AND MANAGEMENT

The tables below set forth the beneficial ownership information of our Common Shares and Preferred Shares as of April 3, 2023 for:

●	each person known to us to be the beneficial owner of more than 5% of our Common Shares and Preferred Shares;

●	each of our named executive officers;

●	each of our trustees; and

●	all of our executive officers and trustees as a group.

Unless otherwise noted below, the address of the persons and entities listed in the table is the address of our Adviser’s office, 300 Crescent Court, Suite 700, Dallas, Texas 75201. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all Shares of the Company and Preferred Shares of the Company reflected as beneficially owned, subject to applicable community property laws.

Beneficial ownership and percentage of beneficial ownership is based on 37,171,807  Common Shares outstanding at April 3, 2023 and 3,359,593 Preferred Shares outstanding at April 3, 2023.

CLASS	NAME	BENEFICIALLY OWNED	PERCENT OF CLASS
Common Shares	5% Shareholders
	James Dondero(1)	6,626,649	17.8%
	Morgan Stanley(2)	2,065,098	5.6%
	Vanguard(3)	3,065,370	8.3%
	Named Executive Officers and Trustees
	James Dondero(1)	6,626,649	17.8%
	Edward Constantino	16,870	*
	Scott Kavanaugh	41,131	*
	Brian Mitts	2,969	*
	Dr. Arthur Laffer(4)	52,114	*
	Catherine Wood	0	-
	Dr. Carol Swain	0	-
	All Trustees and Executive Officers as a group (11 persons)	6,820,778	18.4%
Preferred Shares	5% Shareholders
	Envestnet Asset Management, Inc.(5)	238,056	7.1%
	Named Executive Officers and Trustees
	James Dondero(6)	72,821	2.2%
	Edward Constantino	0	-
	Scott Kavanaugh	0	-
	Brian Mitts	0	-
	Dr. Arthur Laffer	0	-
	Catherine Wood	0	-
	Dr. Carol Swain	0	-
	All Trustees and Executive Officers as a group (11 persons)	72,821	2.2%

*	Less than 1%

1.	Mr. Dondero and Nancy Marie Dondero have sole voting power, shared voting power, sole dispositive power and shared dispositive power as follows:

Name of Reporting Person	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
James D. Dondero(a)	149,835.3607	6,476,813.697	149,835.3607	6,476,813.697
Nancy Marie Dondero(b)	25,509.8617	3,901,491	25,509.8617	3,901,491

(a)

Includes shares held by Mr. Dondero directly and indirectly through certain managed accounts ultimately advised by Mr. Dondero, an employee benefit plan and a trust. Also includes shares that Mr. Dondero has the right to acquire beneficial ownership of that are held by a trust, for which he does not serve as trustee. Mr. Dondero disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(b)

Includes shares held by Ms. Dondero directly, in a joint account, and indirectly through a trust that Ms. Dondero may be deemed to beneficially own as the trustee of the trust. Ms. Dondero is the sister of Mr. Dondero. Ms. Dondero and Mr. Dondero disclaim beneficial ownership of such shares.

2.

According to a Schedule 13G filed on February 13, 2023 by Morgan Stanley (“MS”) and Morgan Stanley Smith Barney LLC (“MSSB”), MS has shared voting power with respect to 2,415 of our Common Shares and MS has shared dispositive power with respect to 2,067,513 of our Common Shares. MSSB has shared dispositive power with respect to 2,065,098 of our Common Shares. The address of MS and MSSB is 1585 Broadway, New York, NY 10036.

3.

According to a Schedule 13G filed on February 9, 2023 by The Vanguard Group, Inc. (“Vanguard”), Vanguard has sole dispositive power with respect to 3,065,370 of our Common Shares and shared dispositive power with respect to 16,497 of Preferred Shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

4.

Includes 45,499 shares which Dr. Laffer holds indirectly through a limited liability company in which Dr. Laffer has control. Dr. Laffer disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

5.

According to a Schedule 13G filed on February 14, 2023 by Envestnet Asset Management, Inc. (“Envestnet”), Envestnet has sole voting and dispositive power with respect to 238,056 Preferred Shares. The address of Envestnet is 35 E. Wacker Dr., Suite 2400, Chicago, IL 60601.

6.	Mr. Dondero has shared voting and dispositive power with respect to 58,990 Preferred Shares. Ms. Dondero has shared voting and dispositive power with respect to 45,986 Preferred Shares.

AUDIT COMMITTEE REPORT

The audit committee reviewed and discussed with both management and the Company’s independent registered public accounting firm, KPMG LLP, the audited financial statements of the Company for the year ended December 31, 2022 prior to their issuance. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The audit committee also discussed with its independent registered public accounting firm matters relating to its independence and received the written disclosures and letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence.

Taking all of these reviews and discussions into account, all of the audit committee members, whose names are listed below, recommended to the Board that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

Members of the Audit Committee

Edward Constantino (Chair)	Scott Kavanaugh	Dr. Arthur Laffer	Cathie Wood	Carol Swain

SHAREHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS

In order to be included in the Company’s proxy materials for the 2024 annual meeting of shareholders, a shareholder proposal must be received in writing by the Company at 300 Crescent Court, Suite 700, Dallas, Texas 75201 by         , 2023 and otherwise comply with all requirements of the SEC for shareholder proposals.

In addition, the Company’s Bylaws provide that any shareholder who desires to make a trustee nomination or a proposal of other business at an annual meeting without including the nomination or proposal in the Company’s proxy materials must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice must be delivered to the above address not less than 120 nor more than 150 calendar days prior to the first anniversary of the preceding year’s annual meeting. In the event the annual meeting is advanced or delayed by 25 calendar days of the date of the anniversary of the preceding year’s annual meeting, the notice must be received not earlier than 150 calendar days prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th calendar day prior to such annual meeting and the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made. To be timely, a notice must be received no earlier than           and no later than                   . The notice must also describe the shareholder proposal in reasonable detail and provide certain other information required by the Company’s Bylaws. A copy of the Company’s Bylaws is available upon request from the Company’s Secretary.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of trustee nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 15, 2024.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one set of proxy materials will be delivered to two or more shareholders who share an address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the proxy materials was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to shareholders who share an address, should be directed by writing to Investor Relations at c/o NexPoint Diversified Real Estate Trust, 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Investor Relations or by calling (214) 276-6300. In addition, shareholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that the enclosed proxy will be voted in the discretion of the persons voting the proxy.

By Order of the Board of Trustees,

Brian Mitts

Chief Financial Officer, Executive VP–Finance,
Treasurer and Assistant Secretary

Dallas, Texas

April         , 2023

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

ANNUAL MEETING OF SHAREHOLDERS – JUNE 13, 2023

This Proxy is solicited by the Board of Trustees

The undersigned shareholder of NexPoint Diversified Real Estate Trust, a Delaware statutory trust (the “Company”), having received notice of the Annual Meeting and management’s Proxy Statement therefor, the terms of each of which are incorporated by reference, and revoking all prior proxies, hereby appoint(s) Mr. Brian Mitts and Mr. Matt McGraner (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 13, 2023 at 10:30 a.m. Central time, and any postponement or adjournment thereof, and to vote and act upon the matters listed on the reverse side in respect to all shares of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

The Annual Meeting will be held exclusively through a virtual format. You will not be able to attend the Annual Meeting in person. If you are a shareholder of record and wish to attend and vote at the Annual Meeting, please email AST Fund Solutions, LLC (“AST”) at attendameeting@astfinancial.com with “NXDT Meeting” in the subject line and in the subject line and provide your full name and address in the body of the email in order to receive the Annual Meeting registration link. If your shares in the Company are held by a financial intermediary, please refer to the notice of annual meeting in the accompanying Proxy Statement for additional information on how to access the Annual Meeting. Requests to attend the Annual Meeting must be received by AST no later than 2:00 p.m. Central Time on Monday, June 12, 2023. Please vote your shares in accordance with the instructions on this Proxy Card whether or not you attend the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF TRUSTEES, FOR PROPOSALS 2, 3, 5, AND ONE YEAR FOR PROPOSAL 4 AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2023 ANNUAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free (866) 530-8636. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement is available at: https://vote.proxyonline.com/nexpoint/docs/nxdt.pdf

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

NEXPOINT DIVERSIFIED REAL ESTATE TRUST	PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.
	SIGNATURE (AND TITLE IF APPLICABLE)	DATE

	SIGNATURE (IF HELD JOINTLY)	DATE

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

PROPOSAL(S):
1.	To elect seven trustees to serve until the 2024 annual meeting of shareholders.
		FOR	WITHHOLD
	1a. James Dondero	○	○
	1b. Brian Mitts	○	○
	1c. Edward Constantino	○	○
	1d. Scott Kavanaugh	○	○
	1e. Arthur Laffer	○	○
	1f. Carol Swain	○	○
	1g. Catherine Wood	○	○
		FOR	AGAINST	ABSTAIN
2.

To approve the issuance of shares to the Company’s adviser as payment of fees under the Advisory Agreement, which may exceed five percent of the common equity or the voting power of the Company prior to such issuance.

		○	○	○

		FOR	AGAINST	ABSTAIN
3.	To approve in a non-binding, advisory vote, the compensation to our named executive officers.	○	○	○

		ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
4.	To approve in a non-binding, advisory vote, whether a shareholder vote to approve the compensation of our named executive officers should occur every one, two or three years.	○	○	○	○

		FOR	AGAINST	ABSTAIN
5.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2023.	○	○	○

6.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]